Exhibit 2








                        PURCHASE AND ASSUMPTION AGREEMENT


                                 by and between


                                  MFB FINANCIAL


                                 SOBIESKI BANK,


                                       and


                             SOBIESKI BANCORP, INC.














                                 April 25, 2004



                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS ...............................................................................1

         Section 1.01    Definitions.................................................................1

ARTICLE II TERMS OF PURCHASE.........................................................................6

         Section 2.01    Assets......................................................................6
         Section 2.02    Liabilities.................................................................7
         Section 2.03    Adjustments.................................................................8

ARTICLE III TRANSFER OF ASSETS.......................................................................9

         Section 3.01    Real Estate.................................................................9
         Section 3.02    Fixed Assets................................................................9
         Section 3.03    Loans and AccountLoans......................................................9
         Section 3.04    Liquid Assets...............................................................9
         Section 3.05    Accounts Receivable........................................................10
         Section 3.06    Cash on Hand...............................................................10
         Section 3.07    Records and Numbers........................................................10
         Section 3.08    Contracts..................................................................10
         Section 3.09    Prepaid Expenses...........................................................10
         Section 3.10    Retirement Accounts........................................................10
         Section 3.11    Allocation.................................................................10
         Section 3.12    Destruction of Property....................................................11

ARTICLE IV CLOSING .................................................................................11

         Section 4.01    Closing Date...............................................................11
         Section 4.02    Closing Payment............................................................11
         Section 4.03    Deliveries by Seller.......................................................11
         Section 4.04    Deliveries by Buyer........................................................11

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER AND SOBIESKI.....................................11

         Section 5.01    Organization and Authority.................................................12
         Section 5.02    Conflicts; Defaults........................................................12
         Section 5.03    Financial Information......................................................12
         Section 5.04    Absence of Changes.........................................................13
         Section 5.05    Title to Properties........................................................13
         Section 5.06    Title to Assets Other Than Real Estate.....................................13
         Section 5.07    Loans......................................................................13
         Section 5.08    Residential and Commercial Mortgage Loans and Certain Business Loans.......14
         Section 5.09    Auto Receivables...........................................................17
         Section 5.10    Unsecured Loans............................................................17
         Section 5.11    Allowance..................................................................17
         Section 5.12    Investments................................................................18
         Section 5.13    Deposits...................................................................18







                                                     i

         Section 5.14    Account Loans..............................................................19
         Section 5.15    Contracts..................................................................19
         Section 5.16    Tax Matters................................................................20
         Section 5.17    Employee Matters and ERISA.................................................20
         Section 5.18    Environmental Matters......................................................21
         Section 5.19    No Undisclosed Liabilities.................................................21
         Section 5.20    Litigation.................................................................21
         Section 5.21    Performance of Obligations.................................................21
         Section 5.22    Compliance with Law........................................................22
         Section 5.23    Brokerage..................................................................22
         Section 5.24    Interim Events.............................................................22
         Section 5.25    Records....................................................................22
         Section 5.26    Insurance..................................................................22
         Section 5.27    Regulatory Enforcement Matters.............................................22
         Section 5.28    Community Reinvestment Act.................................................22
         Section 5.29    Regulatory Approvals.......................................................23
         Section 5.30    Representations Regarding Financial Condition..............................23
         Section 5.31    Disclosure.................................................................23

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER..................................................23

         Section 6.01    Organization and Authority.................................................23
         Section 6.02    Conflicts; Defaults........................................................24
         Section 6.03    Litigation.................................................................24
         Section 6.04    Regulatory Approvals.......................................................24
         Section 6.05    Community Reinvestment Act.................................................24
         Section 6.06    Financial Ability..........................................................24
         Section 6.07    Financial Information......................................................24
         Section 6.08    Disclosure.................................................................25

ARTICLE VII COVENANTS ..............................................................................25

         Section 7.01    Reasonable Best Efforts....................................................25
         Section 7.02    Shareholder Approval.......................................................25
         Section 7.03    Proxy Statement............................................................25
         Section 7.04    Press Releases.............................................................26
         Section 7.05    Access to Records and Information; Personnel; Customers....................26
         Section 7.06    Operation in Ordinary Course...............................................27
         Section 7.07    Acquisition Proposals......................................................29
         Section 7.08    Regulatory Applications....................................................30
         Section 7.09    Title Insurance and Surveys................................................30
         Section 7.10    Environmental Reports......................................................30
         Section 7.11    Further Assurances.........................................................31
         Section 7.12    Payment of Checks..........................................................31
         Section 7.13    Close of Business on Closing Date..........................................32
         Section 7.14    Supplemental Information; Disclosure Supplements...........................32
         Section 7.15    Confidentiality of Records.................................................32
         Section 7.16    Solicitation of Customers..................................................32
         Section 7.17    Installation/Conversion of Signage/Equipment...............................33





                                                     ii


         Section 7.18    Payment of Excluded Liabilities............................................33
         Section 7.19    Interest Rates.............................................................33
         Section 7.20    Seller's and Sobieski's Dissolution........................................33
         Section 7.21    Escrow Account.............................................................34
         Section 7.22    Maintenance of Records by Buyer............................................34
         Section 7.23    Financing..................................................................34
         Section 7.24    Sobieski Real Estate.......................................................34
         Section 7.25    Servicing of Loans.........................................................34
         Section 7.26    Irregular Loans............................................................34

ARTICLE VIII EMPLOYEES .............................................................................34

         Section 8.01    Employees..................................................................34
         Section 8.02    Employment Contracts and Employee Benefit Plans............................36
         Section 8.03    Employee Documents.........................................................37
         Section 8.04    Compliance with COBRA......................................................37

ARTICLE IX CONDITIONS TO CLOSING....................................................................37

         Section 9.01    Conditions to the Obligations of Seller....................................37
         Section 9.02    Conditions to the Obligations of Buyer.....................................38
         Section 9.03    Condition to the Obligations of Seller and Buyer...........................42

ARTICLE X INDEMNIFICATION  .........................................................................42

         Section 10.01   Indemnification by Seller and Sobieski.....................................42
         Section 10.02   Indemnification by Buyer...................................................43

ARTICLE XI TERMINATION  ............................................................................44

         Section 11.01   Termination................................................................44
         Section 11.02   Effect of Termination and Abandonment......................................45
         Section 11.03   Liquidated Damages.........................................................45

ARTICLE XII OTHER AGREEMENTS........................................................................45

         Section 12.01   Holds and Stop Payment Orders..............................................45
         Section 12.02   ACH Items and Recurring Debits.............................................45
         Section 12.03   Withholding................................................................46
         Section 12.04   Retirement Accounts........................................................46
         Section 12.05   Interest Reporting.........................................................46
         Section 12.06   Notices to Depositors......................................................47
         Section 12.07   Card Processing and Overdraft Coverage.....................................47
         Section 12.08   Taxpayer Information.......................................................47

ARTICLE XIII GENERAL PROVISIONS.....................................................................48

         Section 13.01   Attorneys' Fees............................................................48
         Section 13.02   No Third Party Beneficiaries...............................................48
         Section 13.03   Notices....................................................................48
         Section 13.04   Assignment.................................................................49
         Section 13.05   Successors and Assigns.....................................................49
         Section 13.06   Governing Law..............................................................49



                                                    iii

         Section 13.07   Entire Agreement...........................................................49
         Section 13.08   Headings...................................................................49
         Section 13.09   Severability...............................................................49
         Section 13.10   Waiver.....................................................................49
         Section 13.11   Counterparts...............................................................49
         Section 13.12   Force Majeure..............................................................49
         Section 13.13   Schedules..................................................................50
         Section 13.14   Knowledge..................................................................50
         Section 13.15   Survival...................................................................50
         Section 13.16   Transfer Charges and Assessments...........................................50


Exhibit A Account Loans
Exhibit B Contracts
Exhibit C Fixed Assets
Exhibit D Liquid Assets
Exhibit E Loans Schedules
Exhibit E-1 Certain Loans
Exhibit F Excluded Assets
Exhibit G Prepaid Expenses
Exhibit H Real Estate
Exhibit I Allowance
Exhibit 2.02(a) Assignment and Assumption Agreement
Exhibit 3.01(a) Form of Corporate Warranty Deed
Exhibit 3.01(b) Form of Vendor's Affidavit
Exhibit 3.02(a) Bill of Sale and Assignment
Exhibit 3.10 Retirement Account Transfer Agreement
Exhibit 5.03 Sobieski's Financial Statements for the Three Months Ended March 31, 2004
Exhibit 5.13(b) Deposits
Exhibit 5.20 Litigation
Exhibit 8.01(g) Termination and Release Agreement
Exhibit 8.01(g)-1 Accrued but Unpaid Salary and Vacation
Exhibit 9.01(c)(6) Legal Opinion of Barnes & Thornburg, LLP
Exhibit 9.02(d)(7) Legal Opinion of Silver, Freedman & Taff, L.L.P.
Exhibit 9.02(d)(15) Limited Power of Attorney





                                           iv

                        PURCHASE AND ASSUMPTION AGREEMENT

     This Purchase and Assumption Agreement ("Agreement") is made and entered into as of this 25th day of April, 2004, by and between Sobieski Bank ("Seller"), a federal savings association organized under the laws of the United States of America and having its home office in South Bend, Indiana, MFB Financial ("Buyer"), a federal savings bank organized under the laws of the United States of America and having its home office in Mishawaka, Indiana, and Sobieski Bancorp, Inc. ("Sobieski"), a Delaware corporation.


                                    RECITALS

     WHEREAS, Buyer desires to acquire certain assets and assume certain liabilities of Seller and Seller desires to transfer to Buyer such assets and liabilities, all as described in more detail below (the "Transaction");

     WHEREAS, Buyer desires to operate the Home Office (as defined below) and Branch Offices (as defined below) of Seller as branches of Buyer;

     NOW THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained, the parties, intending to be bound, hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, as used herein, the following terms have the definitions indicated:

     "ACH Items" means automated clearing house debits and credits including social security payments, federal recurring payments, and other payments debited and/or credited to or from Deposit accounts pursuant to arrangements between the owner of the account and third party initiating the credits or debits.

     "APY" means Annual Percentage Yield as defined in Regulation DD, i.e., the total interest earned on a deposit, based on the interest rate and the frequency of compounding for a 365 day period, and expressed as a percentage.

     "APYE" means Annual Percentage Yield Earned as defined in Regulation DD.

     "Account Loans" are those savings account loans and NOW, checking and other transaction account lines of credit associated with Deposits domiciled at the Home Office and the Branch Offices which consist of (i) all loans secured solely by Deposits, if any, and (ii) any overdraft, checking balances or checking account line of credit loan balances, if any, together in each case with all Accrued Interest. The Account Loans as of March 31, 2004 are set forth on Exhibit A.

     "Accounts Receivable" means all accounts receivable reflected on Seller's books and records as of the close of business on the Closing Date, other than those which are part of the

Excluded Assets.

     "Accrued Interest" on any Account Loans or Loans means interest that is accrued but not received through the close of business on the Closing Date and on Deposits means interest that is accrued but unposted through the close of business on the Closing Date.

     "Affiliate"  of  a  party  means  any  person,  partnership,   corporation,
association or other legal entity directly or indirectly controlling, controlled by, or under common control with that party.

     "Allowance" means the specific and general reserves applicable to the Loans as determined by Seller in accordance with GAAP. Such Allowance as of December 31, 2003 with respect to each Loan is set forth on the SB Allowance for Loan and Lease Loss Summary (and related Schedules A, B and C) attached hereto as Exhibit I.

     "Assets" means the Liquid Assets, Accounts Receivable, Real Estate, Fixed Assets, the Account Loans, the Loans, the Loan Documents, the Contracts, the Cash on Hand, the Records, the Safe Deposit Boxes, the Prepaid Expenses, and the Numbers.

     "Auto Receivable" means a Loan or installment sale contract arising from the purchase of, and secured by, an automobile or light-duty vehicle.

     "Branch Offices" means the branch offices of Seller located at 740 S. Walnut, South Bend, Indiana 46619 and at 23761 W. Western Ave. (SR2), South Bend, Indiana 46619.

     "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday, or Friday that is not a federal or Indiana state holiday generally recognized by federal savings associations.

     "Business Loan" means a term or revolving Loan to a commercial enterprise secured by personal property or a mixture of real and personal property, or unsecured.

     "Cash on Hand" means all petty cash, vault cash, and teller cash located at the Home Office and the Branch Offices.

     "Claims" means all rights, claims, demands and causes of action of Seller against third parties other than those relating to the Assets and the Liabilities acquired or assumed by Buyer.

     "Closing"  and "Closing  Date" shall have the meanings  assigned to them in
Section 4.01 of the Agreement.

     "Collection Account" means any account domiciled at the Home Office and Branch Offices through which Seller accepts payments or deposits for credit or deposit to another account domiciled at the Home Office and Branch Offices.

     "Construction Loan" means a Loan, the proceeds of which are intended to be used substantially to finance the construction of improvements on real property.

     "Contracts" means the service and maintenance agreements, leases of personal and real property, data processing agreements, loan, pledge and security agreements relating to borrowings by Seller (other than from Sobieski), and any other agreements, licenses and permits to which Seller is a party listed on Exhibit B hereto; provided, however, that such contracts shall not include (1) any "employee benefit plans" as defined in Section 3(3) of ERISA maintained, administered or contributed to or by Seller or employment agreements to which the Seller is a party, including without limitation, the Sobieski Bancorp, Inc. Employee Stock Ownership Plan and Trust (the "Sobieski ESOP"), the Sobieski Bank of South Bend Savings Plan, the Sobieski Bank Indiana Financial Institutions Trust, any agreement relating to the Supplemental Executive Retirement Plan (the "SERPs"), the Fee Continuation Plan for Retired Directors (the "Fee Plan"), the Employment Agreement between Seller and Steven C. Watts, the Agreement and General Release with Thomas F. Gruber, (2) the Intrieve Master Agreement and related agreements, or (3) any insurance policies owned by Seller (collectively, the "Excluded Contracts"). All Excluded Contracts shall be retained by Seller and Buyer assumes no responsibility or liability with respect thereto.

     "Deposit or Deposits" means a deposit or deposits as defined in Section 3(l)(1) of the Federal Deposit Insurance Act ("FDIA") as amended, 12 U.S.C.
Section 1813(l)(1), including without limitation the aggregate balances of all savings accounts with positive balances domiciled at the Home Office and Branch Offices, including accounts accessible by negotiable orders of withdrawal ("NOW" accounts), other demand instruments, Retirement Accounts, and all other accounts and deposits, together with Accrued Interest thereon, if any.

     "Encumbrances" means all mortgages, claims, charges, liens, encumbrances, easements, restrictions, options, pledges, calls, commitments, security interests, conditional sales agreements, title retention agreements, leases, and other restrictions of any kind whatsoever.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets," including those assets listed on Exhibit F hereto, are defined in Section 2.01(c).

     "Excluded Liabilities" are defined in Section 2.02(e).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLB" means the Federal Home Loan Bank of Indianapolis.

     "Fed Funds Rate" means the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication, published by the Federal Reserve Bank of New York.

     "Fixed Assets" means all furniture, equipment, trade fixtures, ATMs, office supplies, sales material, and other tangible personal property owned or leased by Seller, located in or upon the Home Office and Branch Offices, and described on Exhibit C hereto.

     "GAAP" means generally accepted accounting principles consistently applied by Seller.

     "Home Equity Loan" means a closed-end or revolving Residential Mortgage Loan secured by a Mortgage with no lower priority than a second priority on the applicable Mortgaged Property.

     "Home Office" means the home office of Seller located at 2930 W. Cleveland Road, South Bend, Indiana 46628.

     "IRA" means Individual Retirement Account.

     "IRS" means Internal Revenue Service.

     "Liabilities" means the liabilities defined in Section 2.02 hereof.

     "Liquid Assets" means all cash, cash equivalents, bonds and other investment securities (including FHLB stock) owned by Seller on the Closing Date, other than proceeds or earnings relating to the Excluded Assets. A list of such securities, bank accounts, cash management and time accounts at the FHLB, and bonds owned as of March 31, 2004 (including the book value thereof), is set forth in Exhibit D hereto.

     "Liquidation" means the voluntary liquidation of Seller and Sobieski.

     "Loan" and "Loans" means all the loans owned by Seller (other than Account Loans and loans included in the Excluded Assets), each of which is either a Construction Loan, a Residential Mortgage Loan, a Commercial Mortgage Loan, an Auto Receivable, a Business Loan or an Unsecured Loan, the Allowance maintained by Seller with respect to the Loans as of the close of business on the Closing Date, and all retained rights of Seller to service previously originated and sold loans. The Loans as of March 31, 2004 (inclusive of those set forth on Exhibit E-1) are described more fully in Exhibit E hereto (also known as the "Loan Schedules").

     "Loan Debtor" and "Loan Debtors" means an obligor or guarantor, including a third party pledgor, with respect to the Loan Documents relating to a Loan.

     "Loan Documents" mean, with respect to each Loan or Account Loan, the constituent documents relating thereto, including, without limitation, the loan application, appraisal report, title insurance policy, promissory note, deed of trust, loan agreement, security agreement, and guarantee, if any.

     "Material Adverse Effect" is defined in Section 5.04 hereof.

     "Mortgage" means a mortgage or deed of trust encumbering real property and, if applicable, fixtures and securing the obligations of a Loan Debtor with respect to a Loan.

     "Mortgaged Property" means real property encumbered by a Mortgage.

     "Numbers" means the telephone and facsimile numbers associated with the Home Office and the Branch Offices and the routing number 271274186 of the Seller used in connection with Deposits, upon approval from the Board of Governors of the Federal Reserve System ("FRB") of the transfer of this number to Buyer under the name MFB Financial.

     "OREO" shall mean other real estate owned, as such real estate is classified on the books of Seller.

     "OTS" means the Office of Thrift Supervision.

     "Prepaid Expenses" means the prepaid expenses recorded or reflected on the books of Seller at the close of business on the Closing Date (including, without limitation, prepaid FDIC deposit premiums relating to the Deposits), but excluding any prepaid insurance listed or described on Exhibit G hereto.

     "Purchase Price" is defined in Section 2.01(b) hereof.

     "Purchase Price Reductions" means the difference between the book value, net of reserves, as of January 31, 2004, and the agreed upon purchase price for all Loans or groups of Loans as set forth on Exhibit E-1 under the heading "Purchase Price Reductions" on that Exhibit E-1.

     "Real Estate" means the real estate, buildings and fixtures owned by Seller as of the date hereof described in Exhibit H attached hereto, upon and at which are located the Home Office and the Branch Offices.

     "Records" means (i) all open records and original documents, located at the Home Office and the Branch Offices or in centralized servicing areas pertaining to the Account Loans, the Loans, Collection Accounts, Safe Deposit Boxes, or Deposits all of which shall comply with all applicable laws, regulations, rules, and business practices with respect to the Account Loans, Loans, Collection Accounts, Safe Deposit Boxes, and Deposits acquired from Seller pursuant to this Agreement; and (ii) an account history of all accounts related to Deposits, Account Loans, Loans, Cash on Hand, Liquid Assets, and Safe Deposit Boxes. Records includes but is not limited to signature cards, customer cards, customer statements, legal files, pending files, all open account agreements, Account Loan agreements, Retirement Account agreements, Safe Deposit Box records, and computer records.

     "Recoveries" means all principal payments received on each Loan set forth on Exhibit E-1 from January 31, 2004 through the Closing Date.

     "Recurring Debit" means payments made directly from a Deposit account to a third party on a regularly scheduled basis pursuant to arrangements between the owner of the account and the third party receiving the payments directly.

     "Residential Mortgage Loan" means a Loan secured by a Mortgage on one-to four-unit residential real estate.

     "Retirement Accounts" means any Deposit account, generally known as IRAs, Keoghs or SEPs, maintained by a customer for the stated purpose of the accumulation of funds to be drawn upon at retirement.

     "Safe Deposit Boxes" means all right, title and interest of Seller in and to any safe deposit business conducted at the Home Office or the Branch Offices as of the close of business on the Closing Date.

     "SAIF" means the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

     "TIN" means Taxpayer Identification Number.

     "Transactions" means the Purchase and Transfer contemplated by Articles II and III and the Liquidation.

     "Unfunded Commitment" means the commitment of Seller to fund additional advances under any Loan, Account Loan or under any new unfunded Loan commitment on and after the Closing Date.

     "Unsecured Loan" means a loan which is not secured by assets of the Loan Debtor or Loan Debtors or any third party.

     "Walnut Branch" is defined in Section 7.10 hereof.


                                   ARTICLE II
                                TERMS OF PURCHASE

     Section 2.01 Assets.

          (a) Purchase and Sale. At the Closing and subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, assign, and transfer to Buyer and Buyer shall purchase and acquire from Seller all of Seller's right, title, and interest in and to the Assets.

          (b) Purchase Price. In consideration for the Assets acquired by Buyer under this Agreement, Buyer shall pay in cash to Seller an amount equal to $1,026,682 plus, as to any individual Loan on Exhibit E-1, a portion of the Purchase Price Reductions set forth on Exhibit E-1 determined by multiplying the Purchase Price Reductions with respect to such Loan times a number (not in excess of one (1)) equal to the Recoveries with respect to such Loan divided by the book value, before the Purchase Price Reductions as shown on Exhibit E-1, of such Loan as of January 31, 2004, minus (1) the positive difference, if any, between the cash surrender value of the insurance policies purchased to provide benefits from which to satisfy obligations of Seller under the SERPs and under the Fee Plan and the amount of liability accrued for the SERPs and the Fee Plan as of close of business on the Closing Date, all as prescribed by GAAP, minus (2) the book value of any prepaid insurance on Seller's books as of the close of business on the Closing Date; and minus (3) any contributions made by Seller to the Sobieski ESOP between the date hereof and the Closing Date, and Buyer shall assume the Liabilities described in Section 2.02 hereof (the "Purchase Price") on the Closing Date. To the extent any Loan is converted to OREO between the date hereof and the Closing Date, such OREO shall not be purchased by Buyer and the Purchase Price shall be reduced by the book value of any such converted Loan at the time the real estate securing the Loan becomes OREO, net of the Allowance established with respect to such Loan as of March

     31, 2004. With respect to the groups of loans set forth on Exhibit E-1, as of the Closing Date the parties shall determine the dollar amount of the Purchase Price Reductions applicable to those groups (based on increases or decreases in the Loans in those categories after the date hereof) and applying the same percentages used to compute the Purchase Price Reductions for those categories of Loans set forth on Exhibit E-1. To the extent that amount of Purchase Price Reductions exceeds the amount set forth on Exhibit E-1 for such categories of Loans, the Purchase Price shall be reduced. To the extent that amount of Purchase Price Reductions is less than the amount set forth on Exhibit E-1, for such categories of Loans, the Purchase Price shall be increased. If the Purchase Price calculated under this Section 2.01(b) is negative, Seller shall pay in cash to Buyer such amount at the Closing.

          (c) Excluded Assets. It is understood and agreed that Seller shall retain, and Buyer shall not acquire, any right or interest in any of the following assets: (i) the loans, accounts receivable, other assets and OREO as of January 31, 2004 listed on Exhibit F; (ii) Loans that are converted to OREO between the date hereof and the Closing Date; (iii) insurance policies including, without limitation, the cash surrender value thereof, prepaids, refunds and other entitlements relative thereto; (iv) the Claims;
     (v) the real estate, buildings and fixtures for the Walnut Branch to the extent such real estate is not purchased by Buyer at the Closing pursuant to Section 7.10 hereof; and (vi) the proceeds, earnings and reinvestments relating to items (i)-(iv) for which separate accounts are and will be maintained by Seller inclusive of $546,797 contained therein as of March 31, 2004 (collectively, the "Excluded Assets").

     Section 2.02 Liabilities. Subject to the terms and conditions of this Agreement, Buyer, on the Closing Date, shall assume and agree to pay, discharge and perform when lawfully due, the following obligations debts and liabilities (the "Liabilities").

          (a) Deposits and Contracts. Each liability for the payment and performance of Seller's obligations on the Deposits and the Contracts in accordance with the terms of such Deposits and Contracts in effect on the Closing Date, pursuant to the form of Assignment and Assumption Agreement attached to this Agreement as Exhibit 2.02(a).

          (b) Assumption of Loans and Account Loans. Subject to the terms and conditions hereof, on the Closing Date, Buyer shall assume all obligations and duties of Seller under and pursuant to the Loan Documents, including, without limitation, the obligation to fund Unfunded Commitments, pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit 2.02(a).

          (c) Financial Statement Liabilities. Each legally enforceable debt, liability, and obligation of Seller as to which Seller is not in default on the Closing Date set forth or disclosed in the Sobieski Financial Statements (as defined in Section 5.03 hereof) to the extent such obligations remain unpaid on the Closing Date, including without limitation, the Seller's obligations to the FHLB, and obligations under related pledge and security agreements, other than any obligations with respect to the Excluded Contracts and other than Excluded Liabilities.

          (d) Ordinary Course Obligations. Each other legally enforceable obligation of Seller as to which Seller is not in default on the Closing Date incurred by Seller in the ordinary, regular and usual course of Seller's business from December 31, 2003 through the Closing Date, other than any obligations with respect to Excluded Contracts and other than Excluded Liabilities.

          (e) Excluded Liabilities. It is understood and agreed that Buyer shall not assume or be liable for (1) any contingent debts, obligations, or liabilities of Seller of any kind and nature whatsoever with respect to actions prior to or after the Closing Date, other than the Contracts, including, but not limited to, any losses or liabilities due to or arising from forgery, fraud, defalcation, or any other improper act or omission, any tax or debt, any liability for unfair labor practices (such as wrongful termination or employment discrimination), any liability or obligation of Seller arising out of any threatened or pending litigation including without limitation the litigation described in the Seller's Disclosure Schedule, any liability with respect to personal injury or property damage claims, and any liability arising under Environmental Laws with respect to the Excluded Assets, (2) any expenses and liabilities of Seller resulting from the negotiation or consummation of this Agreement or the Transactions, including, without limitation, fees and expenses of counsel, accountants, investment bankers and any printing, proxy solicitation or mailing expenses relating to the Proxy Statement (as defined in Section 7.03 hereof), (3) any liabilities of Seller for federal, state, county or local income taxes on the Purchase Price, (4) any obligations of Seller or the Sobieski ESOP to Sobieski which obligations total $193,200 as of March 31, 2004, (5) any debt, liability or obligation of Seller arising after the Closing Date (other than those relating to the Liabilities), including any liabilities that may relate to actions of Seller prior to the Closing Date, or (6) any liability or obligation under the Excluded Contracts (collectively, the "Excluded Liabilities").

     Section 2.03 Adjustments. It is understood that the books and records of the Seller may not be complete as of the Closing Date and that the exact amount of Recoveries, prepaid insurance, and other amounts comprising the Purchase Price may not have been included therein as of the Closing Date because items were not posted on the Closing Date, or for other reasons complete information with respect to such items was not otherwise available. The Purchase Price to be paid at Closing will be calculated as accurately as possible at the Closing Date based on the information then available. Within ten (10) days after the Closing Date, the Seller and the Buyer shall prepare a closing statement setting forth the payment required pursuant to Section 2.01(b) of this Agreement based on the complete information which should be available and the final posting of items which shall have occurred by such date. Each party shall provide the other party full access to its books and records to enable the other party to verify the final calculation of the Purchase Price. Within five (5) days after agreement by Buyer and Seller as to this final closing statement, the Buyer shall pay to the Seller or the Seller shall pay to the Buyer, as appropriate, the difference between the amount paid on the Closing Date and the amount required to be paid pursuant to the closing statement, with interest thereon from the Closing Date to the date of payment at the Fed Funds Rate.

                                  ARTICLE III
                               TRANSFER OF ASSETS

     Subject to the terms and conditions of this Agreement, on and as of the Closing Date, Seller shall assign, transfer, convey and deliver to Buyer the Assets as described in Section 3.01 through Section 3.10 of this Article III.

     Section 3.01 Real Estate. All of Seller's right, title and interest on the Closing Date in and to the Real Estate, together with all of Seller's rights in and to all improvements thereon, and all easements associated therewith, which Real Estate shall be conveyed in an "AS IS" condition. Seller shall cause Corporate Warranty Deeds and Vendor's Affidavits in the form of Exhibit 3.01 (a) and (b) to be delivered to Buyer on the Closing Date with respect to the Real Estate to effect such transfer.

     Section 3.02 Fixed Assets.

          (a) Seller is the lawful owner or lessee of the Fixed Assets, and on the Closing Date, Seller will assign to Buyer all right, title, and interest in and to the Fixed Assets free and clear of all Encumbrances other than the rights of lessors under leases. Seller shall cause a Bill of Sale and Assignment of such property in the form of Exhibit 3.02(a) to be delivered to Buyer on the Closing Date to effect such transfer.

          (b)  Exhibit C sets forth the Fixed  Assets,  including  the  tangible personal property situated at the Home Office and the Branch Offices including furniture, fixtures, equipment, and ATMs, which schedule identifies each item of such personal property with reasonable particularity, giving the net book value of such item on Seller's books and describing any Encumbrances thereon. Seller hereby agrees that the personal property to be delivered on the Closing Date shall be substantially the same as the personal property set forth on Exhibit C, ordinary wear and tear excepted provided, that in the event of material damage to the Fixed Assets, Seller shall have the option to repair or replace such Fixed Assets at Seller's sole cost and expense, resulting in a reduction in the Purchase Price for such cost and expense with all insurance proceeds to be retained by Seller as part of the Excluded Assets. Buyer hereby agrees that the Fixed Assets shall be delivered by Seller to Buyer in "as-is" condition, without representation and warranty of any kind except as otherwise specifically set forth in this Agreement, and taking into account ordinary wear and tear from the date of this Agreement through the Closing Date. Seller shall assign to Buyer any manufacturer or supplier warranty covering such Fixed Assets.

     Section 3.03 Loans and Account Loans. All Loans and Account Loans as of the close of business on the Closing Date, as reflected on the books and records of Seller, including Accrued Interest thereon, shall be assigned to Buyer by Seller as of the close of business on the Closing Date pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit 2.02(a).

     Section 3.04 Liquid Assets. All Liquid Assets shall be assigned to Buyer by Seller pursuant to the Bill of Sale and Assignment attached hereto as Exhibit 3.02(a) as of the close of business on the Closing Date.

     Section 3.05 Accounts Receivable. All Accounts Receivable of Seller shall be transferred to Buyer pursuant to the Bill of Sale and Assignment attached as
Exhibit 3.02(a) hereof as of the close of business on the Closing Date.

     Section 3.06 Cash on Hand. At the Closing, Seller agrees to execute an assignment to Buyer effecting the transfer to Buyer of the Cash on Hand at the Branch Offices and the Home Office as of the close of business on the Closing Date, pursuant to the Bill of Sale and Assignment attached hereto as Exhibit 3.02(a).

     Section 3.07 Records and Numbers. All Records related to the Assets transferred or Liabilities assumed by Buyer hereunder and all Numbers shall be delivered and assigned to Buyer as of the close of business on the Closing Date pursuant to the Bill of Sale and Assignment attached hereto as Exhibit 3.02(a).

     Section 3.08 Contracts. All of Seller's right, title and interest at the close of business on the Closing Date in and to any Contracts of Seller pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit 2.02(a).

     Section 3.09 Prepaid Expenses. All of Seller's right, title and interest as of the close of business on the Closing Date in and to the Prepaid Expenses pursuant to the Bill of Sale and Assignment attached hereto as Exhibit 3.02(a).

     Section 3.10 Retirement Accounts. With regard to each Retirement Account all of the Seller's right, title and interest in and to the related plan or trustee arrangement, and in and to all assets held by Seller pursuant thereto, pursuant to the Retirement Account Transfer Agreement attached hereto as Exhibit
3.10. Pursuant to the terms of such Transfer Agreement, Buyer agrees to assume all of the fiduciary relationships of Seller arising out of any Retirement Accounts assigned to Buyer pursuant to this Section 3.10, and with respect to such accounts, Buyer shall assume all of the obligations and duties of Seller as fiduciary and succeed to all such fiduciary relationships of Seller as fully and to the same extent as if Buyer had originally acquired, incurred, or entered into such fiduciary relationships. Notwithstanding anything in this Agreement to the contrary, however, Buyer will not assume or be responsible for any act or failure to act of Seller in connection with such Retirement Accounts on or prior to the Closing Date.

     Section 3.11 Allocation. The Buyer and Seller agree that the allocation of the purchase price will be made based on the relative fair market value of the assets and liabilities acquired, as required by Section 1060 of the Internal Revenue Code of 1986, as amended, and agree to utilize such allocation for federal income tax purposes. Such allocation will be consistently reflected by each party on their federal income tax returns and similar documents, including, but not limited to, Internal Revenue Service Form 8594. Neither party shall file any document or assert any position that conflicts or is inconsistent with such allocation, and each party agrees to inform the other promptly upon receipt of any communication from (or forwarding any communication to) the Internal Revenue Service relating to Form 8594. Each party shall cooperate fully with the other in filing Form 8594.

     Section 3.12 Destruction of Property. Seller will give Buyer prompt written notice of (a) any material fire or casualty on any of the Assets, and (b) any actual or threatened condemnation of all or any part of any of the Real Estate. Upon receipt of such notice, Buyer may, in its sole and exclusive discretion, within fourteen (14) days of receipt of such notice, elect either to: (x) close this transaction, excluding herefrom the personal property or real property in question and deducting from the Purchase Price an amount equal to Seller's financial reporting book value thereof; or (y) elect to close this transaction, including therein the personal property or real property in question, in which event Seller shall (i) assign, transfer and set over unto Buyer all right, title and interest Seller has in and to any condemnation award, casualty award, insurance policy, insurance payment, or any manner of payment whatever in any way related to the condemnation or casualty, and (ii) in the event of a casualty, extend Buyer a credit against the Purchase Price in the amount of any deductible carried under any policy of insurance; provided, however, that in the event of a material fire or casualty affecting any Branch Office or the Home Office, Buyer may in its sole discretion, within fourteen (14) days of receipt of such notice, elect to terminate this Agreement, in which event neither party shall have any further liability or obligation to the other. For purposes hereof a "material fire or casualty" is one which is reasonably estimated by Buyer to cost more than ten thousand dollars ($10,000) to repair.


                                   ARTICLE IV
                                     CLOSING

     Section 4.01 Closing Date. The closing ("Closing") under this Agreement shall be held at such time and place as shall be mutually agreeable to the parties, as promptly as practicable and no later than 10 days after the fulfillment or waiver of all the terms and conditions contained in Article IX of this Agreement.

     The date on which the Closing is to be held is herein called the "Closing Date." The Closing shall be deemed to occur at 11:59 p.m. Eastern Standard Time on the Closing Date, and the Home Office and Branch Offices will close for business at 3:00 p.m. Eastern Standard Time on the Closing Date.

     Section 4.02 Closing Payment. The cash amount owed to Seller by Buyer pursuant to Section 2.01(b) will be made by Buyer to Seller by wire transfer in immediately available funds on the Closing Date; provided, however, that if the Purchase Price is negative, Seller shall pay to Buyer such amount by wire transfer in immediately available funds.

     Section 4.03 Deliveries by Seller. At or prior to the Closing, Seller shall deliver to Buyer the documents set forth in Section 9.02(d) of this Agreement.

     Section 4.04 Deliveries by Buyer. At or prior to the Closing, Buyer shall deliver to Seller the documents set forth in Section 9.01(c) of this Agreement.


                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF SELLER AND SOBIESKI

     On or prior to the date hereof, Seller and Sobieski have delivered to Buyer a schedule ("Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (i) in response to an express disclosure requirement contained in a provision hereof or (ii) as an exception to one or more representations or warranties contained in this Article V or to one or more of Seller's covenants contained in Article VII.

     Seller and Sobieski jointly and severally represent and warrant to Buyer, as follows:

     Section 5.01 Organization and Authority. Seller is a federal savings association duly organized, validly existing, and in good standing (to the extent applicable) under the laws of the United States of America with full power and authority to carry on its business as now being conducted and to own and operate the properties which it owns and/or operates, including the Home Office and the Branch Offices. Seller has no direct or indirect subsidiaries. The execution, delivery, and performance by Seller and Sobieski of this Agreement are within their corporate power and have been duly authorized by all necessary corporate action on their part, except for the approval by Sobieski's shareholders. This Agreement has been duly executed and delivered by Seller and Sobieski and constitutes the valid and legally binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

     Section 5.02 Conflicts; Defaults. Except as may be set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement by Seller and Sobieski, nor the consummation of the Transactions will (i) conflict with, result in the breach of, constitute a default under or accelerate the performance required by, any order, law, regulation, contract, instrument or commitment to which Seller or Sobieski is a party or by which it is bound, which breach or default would have a material adverse effect on Seller's interests in the Assets or the ability of Seller to consummate the transactions contemplated hereby, (ii) violate the charter or bylaws of Seller or Sobieski, (iii) require any consent, approval, authorization or filing under any law, regulation, judgment, order, writ, decree, permit, license or agreement to which Seller or Sobieski is a party, or (iv) require the consent or approval of any other party to any material contract, instrument or commitment to which Seller or Sobieski is a party, in each case other than any required OTS approval of the Transactions and the approval by Sobieski's shareholders of this Agreement and the Transactions.

     Section 5.03 Financial Information. The consolidated balance sheets of Sobieski as of June 30, 2003 and June 30, 2002, and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the two years ended June 30, 2003, together with the notes thereto, included in Sobieski's Form 10-KSB for the fiscal year ended June 30, 2003, as currently on file with the Securities and Exchange Commission ("SEC"), and the periodic financial statements for the three months and the six months ended December 31, 2003, together with the notes thereto included in Sobieski's Form 10-QSB for the quarter ended December 31, 2003 as currently on file with the SEC, and Sobieski's periodic financial statements for the quarter ended March 31, 2004, attached hereto as Exhibit 5.03 (collectively, the "Sobieski Financial Statements"), copies of which have been provided to Buyer, have been prepared in accordance with GAAP (except as may be disclosed therein, and in the case of interim statements, for the absence of footnotes and normal year end adjustments and except for any additional adjustments that may be required with respect to the Excluded Assets described in Section 2.01(c)(i) hereof) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Sobieski as of the dates and for the periods indicated (except for any additional adjustments that may be required with respect to the Excluded Assets described in Section 2.10(c)(i) hereof). All filings made by Sobieski with the SEC after the date hereof shall be true, accurate and complete in all material respects as of the dates of such filings.

     Section 5.04 Absence of Changes. Except as set forth in the Disclosure Schedule, since March 31, 2004, no events or transactions have occurred which have resulted in a Material Adverse Effect on Seller. For purposes of this Agreement, "Material Adverse Effect" means any effect that is both material and adverse to a party's operation or business other than (A) the effects of any change attributable to or resulting from changes in economic conditions, laws, regulations or accounting guidelines applicable to depository institutions generally or in general levels of interest rates, (B) losses incurred on the disposition of the Excluded Assets, (C) losses incurred in the ordinary course of business, (D) run-off in Deposits or (E) employee terminations after announcement of this Agreement.

     Section 5.05 Title to Properties. Except as may be disclosed in the Disclosure Schedule, (i) Seller has good, marketable and insurable title, free and clear of all Encumbrances (except taxes which are a lien but not yet payable and Encumbrances reflected in the Sobieski Financial Statements and easements, rights-of-way, and other restrictions which do not have a Material Adverse Effect on the Seller) to the Real Estate; (ii) all leasehold interests for any material personal property used by Seller in its business are held pursuant to valid lease agreements; and (iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of Seller, threatened with respect to such properties.

     Section 5.06 Title to Assets Other Than Real Estate. Seller is the lawful owner of and has good and marketable title to the Loans, Account Loans, Accounts Receivable, Liquid Assets, Cash on Hand, Prepaid Expenses, the Fixed Assets owned by it, and all Records, free and clear of all Encumbrances other than the lien of the FHLB. Delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest in Buyer good and marketable title to any Loans, Account Loans, the Fixed Assets owned by it, Accounts Receivable, Liquid Assets, Cash on Hand, Prepaid Expenses, and all Records, free and clear of all Encumbrances, other than the lien of the FHLB.

     Section 5.07 Loans. Seller represents and warrants as to each Loan that, except as may be set forth in the Disclosure Schedule:

          (a) Seller is the sole owner and holder of the Loan and all servicing rights relating thereto. The Loan is not assigned or pledged (other than to the FHLB), and Seller has good and marketable title thereto. Seller has the full right, subject to no interest or participation of, or agreement with, any other party (other than to the FHLB), to sell and assign the Loan to Buyer, free and clear of any right, claim or interest of any person or entity (other than to the FHLB), and such sale and assignment to Buyer will not impair the enforceability of the Loan.

          (b) Except for any Unfunded Commitment, the full principal amount of the Loan has been advanced to the Loan Debtor, either by payment direct to him or her, or by payment made on his or her approval, and there is no requirement for future advances thereunder. The unpaid principal balance of each Loan and the amount of the Unfunded Commitment in each case as of March 31, 2004, is as stated on Exhibit E.

          (c) Each of the Loan Documents is genuine, and each is the legal, valid and binding obligation of the maker thereof. All parties to the Loan Documents had legal capacity to enter into the Loan Documents and the Loan Documents have been duly and properly executed by such parties.

          (d) All federal, state and local laws and regulations affecting the origination, administration and servicing of the Loans prior to the Closing Date, including without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, have been complied with in all material respects. Without limiting the generality of the foregoing, Seller has in all material respects timely provided all disclosures, notices, estimates, statements and other documents required to be provided to the Loan Debtor under applicable law and has documented receipt of such disclosures, estimates, statements and other documents as required by law and prudent loan origination policies and procedures.

          (e) The Loan Debtor has no rights of rescission, setoff, counterclaims, or defenses to the Loan Documents, except such defenses arising by virtue of bankruptcy, creditors rights laws, and general principles of equity.

          (f) Except as set forth on Exhibit E, as of the date hereof, (i) no Loan is in default, nor, to Seller's knowledge, is there any event applicable to a Loan where with the giving of notice or the passage of time, would constitute a default; and (ii) no Loan is classified as substandard, doubtful, or loss or is on non-accrual status.

          (g) Seller has not modified such Loan or waived any material provision of or default under such Loan or the related Loan Documents, except in accordance with its customary loan administration policies and procedures. Any such modification or waiver is in writing and is contained in the Loan file.

          (h) Seller has taken all actions to cause each Loan secured by personal property to be perfected by a security interest having first priority or such other priority as is required by the relevant loan approval report for such Loan; and the collateral for each such Loan is owned by the Loan Debtor, free and clear of any Encumbrance except for the security interest in favor of Seller and any other Encumbrance expressly permitted under the relevant loan approval report.

          (i) The Loan Debtor is the owner of all collateral for such Loan.

     Section 5.08 Residential and Commercial Mortgage Loans and Certain Business Loans. Seller represents and warrants as to each Residential Mortgage Loan, Commercial Mortgage Loan and Business Loan that is secured in whole or in part by a Mortgage that:

          (a) The Mortgage is a valid first lien on the Mortgaged Property securing the related Loan (or a subordinate lien if expressly permitted under the relevant loan approval report), and the Mortgaged Property is free and clear of all Encumbrances having priority over the first lien of the Mortgage, except for liens for real estate taxes and special assessments not yet due and payable, easements and restrictions of record, and, in the case of a Home Equity Loan or a Mortgage securing a guarantee of a Business Loan, the permitted lien of the senior mortgage or deed of trust.

          (b) The Mortgage contains customary provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

          (c) Except as set forth in the Loan file, all of which actions were taken in the ordinary course of business, Seller has not (i) satisfied, canceled, or subordinated the Loan in whole or in part; (ii) released the Mortgaged Property, in whole or in part, from the lien of the Loan or (iii) executed any instrument of release, cancellation, modification, or satisfaction.

          (d) To Seller's knowledge, all taxes, government assessments, insurance premiums, water, sewer, and municipal charges, and leasehold payments which previously became due and owing have been paid, or an escrow payment has been established in an amount sufficient to pay for every such item which remains unpaid. Seller has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Loan Debtor.

          (e) To Seller's knowledge, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property and the Mortgaged Property is undamaged by waste, earth movement, fire, flood, windstorm, earthquake, or other casualty.

          (f) To Seller's knowledge, the Mortgaged Property is free and clear of all mechanics' liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such lien.

          (g) To Seller's knowledge, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except as allowed by the Seller's underwriting guidelines.

          (h) The Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Loan is not usurious.

          (i) Each Loan for which private mortgage insurance was required by Seller under its underwriting guidelines is insured by a reputable private mortgage insurance company; each such insurance policy is in full force and effect; and all premiums due thereunder have been paid.

          (j) There is in force a paid-up Lender's Title Insurance Policy respecting the Mortgaged Property issued by a reputable title insurance company in an amount at least equal to the outstanding principal balance of the related Loan. No claims have been made under such Lender's Title Insurance Policy, and Seller has not done, by act or omission, anything which would impair the coverage of such Lender's Title insurance Policy.

          (k) There is in force for each Loan, a hazard insurance policy, including, to the extent required by applicable law, flood insurance, meeting the specifications of FNMA/FHLMC in the case of a Residential Mortgage Loan (other than Home Equity Loans). All such insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Loan Debtor thereunder to maintain the hazard insurance policy at the Loan Debtor's cost and expense and, on the Loan Debtor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Loan Debtor's cost and expense, and to seek reimbursement therefor from the Loan Debtor. Seller has not engaged in, and has no knowledge of the Loan Debtor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either.

          (l) As to each Residential Mortgage Loan, the Mortgaged Property consists of a one- to four-family (including condominium or PUD projects that meet FNMA/FHLMC guidelines as warranted by Seller), owner-occupied primary residence second home or investment property.

          (m) The Loan was originated and underwritten in the ordinary course of Seller's business and by an authorized employee of Seller.

          (n) Neither (i) the information presented as factual concerning the income, employment, credit standing, purchase price and other terms of sale, payment history or source of funds submitted to Seller for the purpose of making the Loan, nor (ii) the information presented as factual in the appraisal with respect to the Mortgaged Property, contained, to Seller's knowledge, any material omission or misstatement or other material discrepancy at the time the information was obtained by Seller.

          (o) All appraisals have been ordered, performed and rendered in accordance with the requirements of the underwriting guidelines of Seller and in compliance, in all material respects, with all laws and regulations then in effect relating and applicable to the origination of Loans, (i) which requirements include, without limitation, requirements as to appraiser independence, appraiser competency and training, appraiser licensing and certification, and the content and form of appraisals, and
     (ii) which laws and regulations include, without limitation, regulations promulgated by the OTS and amendments and changes thereto, as a result of FIRREA.

          (p) Substantially all of the Mortgaged Property is located in St. Joseph County, Indiana or contiguous counties.

     Section 5.09 Auto Receivables. Seller represents and warrants to Buyer as to any Auto Receivable that:

          (a) The Auto Receivable represents a bona fide sale or finance of the vehicle described therein to the vehicle purchaser or owner for the amount set forth therein;

          (b) The vehicle described in the Auto Receivable has been delivered to and accepted by the vehicle purchaser and such acceptance shall not have been revoked;

          (c) The security interest created by the Auto Receivable is a valid first lien in the motor vehicle covered by the Auto Receivable and all action has been taken to create and perfect such lien in such motor vehicle within such time following the date of the Auto Receivable as will afford first priority status;

          (d) The down payment relating to such Auto Receivable has been paid in full by the vehicle purchaser in cash and/or trade as shown in such Auto Receivable and no part of the down payment consisted of notes or postdated checks.

          (e) The statements made by the vehicle purchaser or owner and the information submitted by the vehicle purchaser or owner in connection with the Auto Receivable are true and complete to the Seller's best knowledge;

          (f) Each Auto Receivable complies in all material respects with all applicable provisions of laws and regulation which are applicable to the transaction represented by the Auto Receivable.

          (g) Seller has no knowledge of any circumstances or conditions with respect to the Auto Receivable, the related vehicle, the vehicle purchaser or owner, or vehicle purchaser's or owner's credit standing that can be expected to adversely affect Seller's security interest in the Auto Receivable.

     Section 5.10 Unsecured Loans.

          (a) Except as set forth on Exhibit E-1, no Unsecured Loan has been charged-off under Seller's normal procedures within the past year.

          (b) No such Unsecured Loan has been the subject of any bankruptcy since inception.

     Section 5.11 Allowance. Except as set forth in the Disclosure Schedule, the Allowance shown on the Sobieski Financial Statements as of March 31, 2004, with respect to the Loans is, in the opinion of management of Seller, adequate as of such date under the requirements of GAAP to provide for possible losses on items for which reserves were made. To the best knowledge of Seller, the aggregate Loan balances outstanding as of March 31, 2004, in excess of the Allowance as of such date were, as of March 31, 2004, collectible in accordance with their respective terms.

     Section 5.12 Investments. None of the investments reflected in the Sobieski Financial Statements as of March 31, 2004, and none of the investments made by Seller since March 31,2004, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Seller to dispose freely of such investment at any time, other than restrictions relating to the pledge of such investments for FHLB borrowings by the Seller, and each of such investments complies with OTS requirements concerning such investments.

     Section 5.13 Deposits.

          (a) Seller has delivered to Buyer a true and complete copy of the account forms for all Deposits offered by Seller. Except as identified to Buyer by Seller in the Disclosure Schedule, all the accounts related to the Deposits are in material compliance with all applicable laws, orders and regulations, and to the knowledge of Seller, were originated in material compliance with all applicable laws, orders and regulations.

          (b) Exhibit 5.13(b) is a true and correct schedule of the Deposits prepared as of the date indicated thereon (which shall be updated through the Closing Date), listing by category and the amount of such deposits, together with the amount of accrued but unpaid interest thereon. All Deposits are insured to the fullest extent permissible by the FDIC. Subject to the receipt of all requisite regulatory approvals, Seller has and will have at the Closing Date all rights and full authority to transfer and assign the Deposits without restriction. As of the date hereof, with respect to the Deposits:

               (1) Subject to items  returned  without  payment in full ("Return
          Items") and immaterial bookkeeping errors, all interest accrued or accruing on the Deposits has been properly credited thereto, and properly reflected on Seller's books of account, and Seller is not in default in the payment of any thereof;

               (2) Subject to Return Items and immaterial bookkeeping errors, Seller has timely paid and performed all of its obligations and liabilities relating to the Deposits as and when the same have become due and payable, and the Deposits include none which is in default or exists by virtue of a default by Seller; and

               (3)  Subject  to  immaterial   bookkeeping  errors,   Seller  has
          administered all of the Deposits in accordance with applicable fiduciary duties and good and sound financial practices and procedures, and has properly made all appropriate credits and debits thereto; and

               (4) None of the Deposits are subject to any Encumbrances or any legal restraint or other legal process, other than Account Loans or Loans, customary court orders, levies, and garnishments affecting the depositors, all of which Encumbrances (other than Account Loans or Loans) are described on Exhibit 5.13(b).

     Section 5.14 Account Loans.

          (a) Exhibit A is a true and correct schedule of all Account Loans, including the aggregate outstanding principal shown thereon, of the Seller as of the date indicated thereon (which shall be updated through the Closing Date) to be transferred to Buyer hereunder.

          (b) Any and all Account Loans extended by the Seller and any extensions, renewals or continuations of such Account Loans were made in accordance with customary lending standards of the Seller in the ordinary course of business, and are secured by deposit accounts which constitute Deposits hereunder. Any Account Loans are evidenced by appropriate and sufficient documentation based upon customary and ordinary past practices of the Seller.

          (c) All Account Loans have been made, in all material respects, in accordance with all applicable statutes and regulatory requirements.

     Section 5.15 Contracts. The Disclosure Schedule lists or describes the following:

          (a) Each loan and credit agreement, conditional sales contract, indenture or other title retention agreement or security agreement relating to money borrowed by Seller;

          (b) Each guaranty by Seller of any obligation for the borrowing of money or otherwise (excluding any endorsements and guarantees in the ordinary course of business and letters of credit issued by Seller in the ordinary course of its business) or any warranty or indemnification agreement;

          (c) Each agreement between Seller and any present or former officer or director of Seller (except for deposit or loan agreements entered into in the ordinary course of Seller's business);

          (d) Each lease or license with respect to personal property involving an annual amount in excess of $10,000 or the Real Estate involving Seller, whether as lessee or lessor or licensee or licensor;

          (e) The name and annual salary as of January 1, 2004, of each employee of Seller and any employment agreement or arrangement with respect to each such person; and

          (f) Each agreement, loan, contract, lease, guaranty, letter of credit, line of credit or commitment of Seller not referred to elsewhere in this Section which (i) involves payment by Seller (other than as disbursement of loan proceeds to customers) of more than $10,000 annually or $25,000 in the aggregate over its remaining term unless, in the latter case, such is terminable within one (1) year without premium or penalty; (ii) involves payments based on profits of Seller; (iii) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes; or (iv) were not made in the ordinary course of business.

          (g) Final and complete copies of each document, plan or contract listed and described in the Disclosure Schedule pursuant to this Section
     5.15 have been provided to Buyer.

     Section 5.16 Tax Matters. Seller has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth in the Disclosure Schedule, Seller is not (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the IRS or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding with, nor has any claim been asserted against it by, any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality ("Governmental Authority") for assessment or collection of taxes. Seller, to the knowledge of Seller, is not the subject of any threatened action or proceeding by any Governmental Authority for assessment or collection of taxes. The reserve for taxes in the unaudited financial statements of Seller for the quarter ended March 31, 2004, is, in the opinion of management, adequate to cover all of the tax liabilities of Seller (including, without limitation, income taxes and franchise fees) as of such date in accordance with GAAP.

     Section 5.17 Employee  Matters and ERISA.

          (a) Except as may be disclosed in the Disclosure Schedule, Seller has not entered into any collective bargaining agreement with any labor organization with respect to any group of employees of the Seller and to the knowledge of the Seller there is no present effort nor existing proposal to attempt to unionize any group of employees of the Seller.

          (b) Except as may be disclosed in the Disclosure Schedule, (i) the Seller is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and the Seller is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Seller pending or, to the knowledge of Seller, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of Seller, threatened against or directly affecting Seller; and (iv) Seller has not experienced any work stoppage or other such labor difficulty during the past five (5) years.

          (c) Except as disclosed in the Disclosure Schedule, Seller is not a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by Seller on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A description of each such agreement which is in writing is included in the Disclosure Schedule.

     Section 5.18 Environmental Matters.

          (a) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Seller has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

          (b) Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of Seller, no activity or condition exists at or upon the Real Estate that violates the Environmental Laws in any respect material to the business of Seller and no condition has existed or event has occurred with respect to the Real Estate that, with notice or the passage of time, or both, would constitute a violation material to the business of Seller of Environmental Laws or obligate (or potentially obligate) Seller to remedy, stabilize, neutralize or otherwise alter the environmental condition of any of the Real Estate where the aggregate cost of such actions would be material to Seller. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of Seller, Seller has not received any notice from any person or entity that Seller or the operation or condition of any of the Real Estate is or was in violation of any
     Environmental   Laws  or  that  Seller  is  responsible   (or   potentially
     responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

     Section 5.19 No Undisclosed Liabilities. Seller does not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Seller or the notes thereto, except (i) for liabilities set forth or reserved against in the Sobieski Financial Statements as of June 30, 2003, (ii) for liabilities occurring in the ordinary course of business of Seller since June 30, 2003, (iii) liabilities relating to the possible sale of Seller or other transactions contemplated by this Agreement, and (iv) as may be disclosed in the Disclosure Schedule.

     Section 5.20 Litigation. Except as set forth in Exhibit 5.20, there is no action, suit, proceeding or investigation pending against Seller, or to the best knowledge of Seller, threatened against or affecting Seller, before any court or arbitrator or any governmental body, agency, or official involving a monetary claim for $25,000 or more or equitable relief (i.e., specific performance or injunctive relief). Seller is not aware of any facts that would reasonably afford a basis for any such action, suit, proceeding or investigation.

     Section 5.21 Performance of Obligations. Seller has performed in all material respects all obligations required to be performed by it to date under the Contracts, the Deposits, and the Loan

Documents, and Seller is not in material default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under, any such agreements.

     Section 5.22 Compliance with Law. Seller has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects and has conducted its business in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses. The Home Office and the Branch Offices comply with all applicable requirements of the Americans with Disabilities Act.

     Section 5.23 Brokerage. Except as may be disclosed in the Disclosure Schedule and with the exception of fees payable to Keefe Bruyette & Woods, Inc. ("KBW"), there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Seller.

     Section 5.24 Interim Events. Except as provided in the Disclosure Schedule, since December 31, 2003, Seller has not paid or declared any dividend or made any other distribution to its sole shareholder or taken any other action which if taken after the date of this Agreement would require the prior written consent of Buyer under Section 7.06 hereof.

     Section 5.25 Records. The Records to be delivered to Buyer under Section 2.01(a) of this Agreement are and shall be sufficient to enable Buyer to conduct a banking business with respect thereto under the same standards as Seller has heretofore conducted such business.

     Section 5.26 Insurance. All material insurable properties owned or held by Seller are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with banks of similar size. The Disclosure Schedule sets forth, for each material policy of insurance maintained by Seller, the amount and type of insurance, the name of the insurer and the amount of the annual premium. All amounts due and payable under such insurance policies are fully paid, and all such insurance policies are in full force and effect.

     Section 5.27 Regulatory Enforcement Matters. Except as may be disclosed in the Disclosure Schedule, the Seller is not subject to, and has received no notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or engaged in the insurance of financial institution deposits or any other governmental agency having supervisory or regulatory authority with respect to Seller.

     Section 5.28 Community Reinvestment Act. Seller received a rating of "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. Seller has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act. To Seller's knowledge, there are no threatened or pending actions, proceedings, or allegations by any person or regulatory agency which may cause the OTS to deny or fail to issue any regulatory approval.

     Section 5.29 Regulatory Approvals. The information furnished or to be furnished by Seller for the purpose of enabling Seller or Buyer to complete and file all requisite regulatory applications is or will be true and complete as of the date so furnished. There are no facts known to the Seller, which Seller has not disclosed to the Buyer in writing, which, insofar as Seller can now reasonably foresee, may have a material adverse effect on the ability of the Seller to obtain all requisite regulatory approvals or to perform its obligations pursuant to this Agreement.

     Section 5.30 Representations Regarding Financial Condition.

          (a) Sobieski and Seller are not entering into this Agreement in an effort to hinder, delay or defraud their creditors.

          (b) Sobieski and Seller are not insolvent and will not be rendered insolvent as a result of the Transactions.

          (c) The Purchase Price and assumption of Liabilities represents fair and reasonable equivalent value for the Assets to be transferred and Liabilities to be assumed hereunder.

          (d) Neither Seller nor Sobieski has any intention to file proceedings for bankruptcy or insolvency or for the appointment of a receiver, conservator, trustee, or guardian with respect to its business or assets.

     Section 5.31 Disclosure.  No representation  or warranty  contained in this
Article V and no statement or information relating to Seller or any Assets or Liabilities contained in (i) this Agreement (including the Schedules hereto), or
(ii) in any certificate or document furnished or to be furnished by or on behalf of Seller to Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller and Sobieski, as follows:

     Section 6.01 Organization and Authority. Buyer is a federal savings association duly organized, validly existing, and in good standing (to the extent applicable) under the laws of the United States of America with full power and authority to carry on its business as now being conducted and to own and operate the properties which it now owns and/or operates. The execution, delivery, and performance by Buyer of this Agreement are within Buyer's corporate power, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

     Section 6.02 Conflicts; Defaults. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the Transactions will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any order, law, regulation, contract, instrument or commitment to which Buyer is a party or by which Buyer is bound, (ii) violate the charter or bylaws of Buyer, (iii) require any consent, approval, authorization or filing under any law, regulation, judgment, order, writ, decree, permit or license to which Buyer is a party or by which Buyer is bound, other than the required regulatory approvals of the OTS and the approval by Sobieski's shareholders of this Agreement and the Transactions. Buyer is not subject to any agreement or understanding with any regulatory authority which would prevent or adversely affect the consummation by Buyer of the transactions contemplated by this Agreement.

     Section 6.03 Litigation. There is no action, suit, proceeding or investigation pending against Buyer, or to the knowledge of Buyer, threatened against or affecting Buyer, before any court or arbitrator or any governmental body, agency or official which alone or in the aggregate would, if adversely determined, adversely affect the ability of Buyer to perform its obligations under this Agreement or which in any manner questions the validity of this Agreement. Buyer is not aware of any facts that would reasonably afford a basis for any such action, suit, proceeding or investigation.

     Section 6.04 Regulatory Approvals. The information furnished or to be furnished by Buyer for the purpose of enabling Seller or Buyer to complete and file applications with the OTS is or will be true and complete as of the date so furnished. There are no facts known to the Buyer which, insofar as Buyer can now reasonably foresee, may have a material adverse effect on the ability of the Buyer to obtain all requisite regulatory approvals or to perform its obligations pursuant to this Agreement.

     Section 6.05 Community Reinvestment Act. Buyer received a rating of "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. Buyer has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

     Section 6.06 Financial Ability. Buyer has the financial ability to pay the Purchase Price for the Assets and assume the Liabilities as provided in this Agreement and, subject to obtaining the financing referred to in Section 9.02(g) hereof, will be "well capitalized" under OTS regulations at the Closing Date upon consummation of the Purchase and Transfer contemplated by this Agreement.

     Section 6.07 Financial Information. The consolidated balance sheets of MFB Corp. as of September 30, 2003 and September 30, 2002, and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended September 30, 2003, together with the notes thereto, included in MFB Corp.'s Form 10-K for the fiscal year ended September 30, 2003, as currently on file with the Securities and Exchange Commissions ("SEC"), and the periodic financial statements for the three months and the six months ended December 31, 2003, together with the notes thereto included in MF Corp.'s Form 10-Q for the quarter ended December 31, 2003 as currently on file with the SEC, copies of which have been provided to Buyer, have been prepared in accordance with GAAP (except as may be disclosed therein, and in the case of interim statements, for the absence of footnotes and normal year end adjustments) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of MFB Corp. as of the dates and for the periods indicated.

     Section 6.08 Disclosure.  No representation  or warranty  contained in this
Article VI and no statement or information relating to Buyer contained in (i) this Agreement (including the Schedules hereto), or (ii) in any certificate or document furnished or to by furnished by or on behalf of Buyer to Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.


                                  ARTICLE VII
                                    COVENANTS

     Section 7.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Sobieski, Seller and Buyer agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and shall cooperate fully with the other party hereto to that end.

     Section 7.02 Shareholder Approval. Sobieski agrees, as soon as practicable after the date hereof, to take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and the Transactions. Sobieski's Board of
Directors  is  recommending  and,  unless,   after  having  consulted  with  and
considered the advice of outside counsel and its financial advisor, has determined in good faith that to do so would result in a failure by the directors to discharge properly their fiduciary duties in accordance with Delaware law, Sobieski's Board of Directors will continue to recommend to the shareholders of Sobieski that they approve this Agreement and the Transactions and will take any other action required, to the extent consistent with its fiduciary duties, to permit consummation of the Transactions. Sobieski, as Seller's sole shareholder, has approved and adopted this Agreement.

     Section 7.03 Proxy Statement

          (a) Sobieski agrees, as soon as practicable after the date hereof, to prepare a proxy statement (the "Proxy Statement") to be filed by it with the SEC relating to shareholder approval of this Agreement, and the Transactions. Sobieski agrees to permit Buyer and its counsel and advisors to review and comment on the Proxy Statement before it is filed with the SEC.

          (b) Sobieski agrees, as to itself and Seller, on the one hand, and Buyer agrees, as to itself and its Affiliates, on the other hand, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Sobieski's shareholders and at the time of the Sobieski shareholders' meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Sobieski and Buyer further agree that if it shall become aware prior to the Sobieski shareholders' meeting of any information that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other thereof and Sobieski shall take the necessary steps to correct the Proxy Statement.

     Section 7.04 Press Releases. Each of Sobieski, Buyer, and Seller agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to such party, is required by law or regulation and as to which such party has used its best efforts to discuss with the other party in advance, provided that such release or statement has not been caused by, or is not the result of, a previous disclosure by or at the direction of such party or any of its representatives that was not permitted by this Agreement).

     Section 7.05 Access to Records and Information; Personnel; Customers.

          (a) Upon reasonable advance notice, Seller shall afford to the officers and authorized representatives of Buyer full access during regular business hours to the offices, properties, books, contracts, commitments and records of Seller in order that Buyer may have full opportunity to make such investigations as it shall desire of the Deposits, Assets, Liabilities and the operations of the Branch Offices and the Home Office. The officers of Seller shall furnish Buyer with such additional financial and operating data and other information relating to the assets, properties and business of Seller as Buyer shall from time to time reasonably request. Seller shall consent, upon reasonable advance notice, to the review by the officers and authorized representatives of Buyer of the reports and working papers of Seller's independent auditors (upon reasonable advance notice to such auditors).

          (b) Following the execution of this Agreement, Buyer may, at its own expense, be entitled to meet and communicate with, and deliver information, brochures, bulletins, press releases, and other communications to depositors, Loan and Account Loan borrowers and other customers of Seller concerning the Transactions and concerning the business and operations of Buyer; provided, however, that Seller shall be entitled to attend any such meetings and must approve any such written communications before they are sent, which approval shall not be unreasonably withheld.

          (c) On a bi-weekly basis following the date hereof and through the Closing Date, Seller shall provide information to Buyer in a format reasonably acceptable to Buyer concerning the status of the following matters:

               (1) Any communication from or contacts by OTS or any other bank regulatory agencies concerning the status of Seller's supervisory agreement or any other regulatory matters affecting Seller or Sobieski as to which such bank regulatory agencies have jurisdiction;

               (2) Information concerning the proceeds received upon the liquidation of the Excluded Assets, including documentary evidence of the liquidation of such Excluded Assets and the proceeds received therefor;

               (3) Current information on the quality and performance of the Loans including information on the status of any delinquencies, information concerning refinancings and payments made on such Loans, and information indicating that any of the representations and warranties relating to the Loan in Schedule 5.07 are no longer accurate in any respect;

               (4) Information concerning the total deposits and their weighted average interest rate and core deposits (any deposits other than certificates of deposit) and their weighted average interest rate of Seller; and

     Within 10 days following the conclusion of each fiscal quarter of Seller between the date hereof and the Closing Date, Seller shall provide Buyer updated Exhibits to this Agreement relating to Assets and Liabilities, reflecting changes therein since the execution of this Agreement.

     Within 10 days following the close of each month between the date hereof and the Closing Date, Seller shall provide Buyer with unaudited financial statements of Sobieski on a consolidated basis for such month prepared in accordance with GAAP.

     Upon request from time to time, prior to the Closing Date, Seller shall provide Buyer with information concerning the balances in the separate accounts related to the Excluded Assets referred to in Section 2.01(c) hereof, as well as the balances in the bank and FHLB accounts listed on Exhibit D hereof and the status of any other Assets, and information reconciling such balances since the last such disclosures made to Buyer with respect to such balances.

     Section 7.06 Operation in Ordinary Course. From the date hereof to the Closing Date, Seller shall: (a) not engage in any transaction affecting the Branch Offices, the Home Office, the Deposits, the Liabilities, or the Assets except in the ordinary course of business, and shall operate and manage its business in the ordinary course consistent with past practices; (b) use reasonable best efforts to maintain the Branch Offices and the Home Office in a condition substantially the same as on the date of this Agreement, reasonable wear and use excepted; (c) maintain its books of accounts and records in the usual, regular and ordinary manner; and (d) use reasonable best efforts to duly maintain compliance with all laws, regulatory requirements and agreements to which it is subject or by which it is bound. Without limiting the generality of the foregoing, prior to the Closing Date, Seller shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

          (a) fail to maintain the Fixed Assets and Real Estate in their present state of repair, order and condition, reasonable wear and tear and casualty excepted;

          (b) fail to maintain its books, accounts and records in accordance with GAAP;

          (c) fail to charge off assets in accordance with GAAP on a timely basis;

          (d) fail to comply in all material respects with all applicable laws and regulations relating to its operations;

          (e) authorize or enter into any material contract or amend, modify or supplement any material contract relating to or affecting its operations;

          (f) take any action, or enter into or authorize any transaction, other than in the ordinary course of business and consistent with past practice, relating to or affecting its operations;

          (g) do any act which, or omit to do any act the omission of which, could cause a breach of any material contract, commitment or obligation relating to or affecting its operations;

          (h) make any changes in its accounting systems, policies, principles or practices relating to or affecting its operations, except in accordance with GAAP and regulatory requirements;

          (i) enter into or renew any data processing service contract relating to or affecting its operations;

          (j) engage or participate in any material transaction or incur or sustain any material obligation except in the ordinary course of business;

          (k) make any loan or commitment for any loan which will constitute an Asset to be acquired by Buyer, except for loans and commitments which Seller legally is able to make and which are made in the ordinary course of business;

          (l) undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with its employees, shareholders, or customers;

          (m) transfer, assign, encumber, or otherwise dispose of, or enter into any contract, agreement, or understanding to transfer, assign, encumber, or otherwise dispose of, any of the Assets except in the ordinary course of business;

          (n) invest in any Fixed Assets or improvements except for commitments previously disclosed to Buyer in writing, made on or before the date of this Agreement for replacements of furniture, furnishings and equipment, for normal maintenance and refurbishing purchased or made in the ordinary course of business and for emergency and casualty repairs and replacements;

          (o) increase or agree to increase the salary, remuneration, or compensation of its employees other than in accordance with Seller's customary policies and past practices, or pay or agree to pay any uncommitted bonus to any such employees other than regular bonuses granted based on historical practice; provided, however, that Seller may make no annual salary adjustments;

          (p) pay incentive compensation to employees for purposes of retaining their services or maintaining Deposit levels through the Closing Date;

          (q) enter into or renew any employment agreements with employees of Seller or any consulting or similar agreements with Directors of Seller;

          (r) fail to use its reasonable best efforts to preserve its present operations intact, keep available the services of its present officers and employees or to preserve its present relationships with persons having business dealings with it;

          (s) amend or modify any of its promotional, deposit account or account loan practices other than amendments or modifications in the ordinary course of business or otherwise consistent with the provisions of this Agreement;

          (t) fail to maintain deposit rates substantially in accord with past standards and practices;

          (u) change or amend its schedules or policies relating to service charges or service fees;

          (v) pay or make any dividends or other distributions to Sobieski; or

          (w) make any contribution to the Sobieski ESOP other than regularly scheduled contributions.

     Section 7.07 Acquisition Proposals. Sobieski and Seller agree that they shall not, and they shall cause their officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation, sale of assets and assumption of liabilities, or other business combination involving Sobieski or Seller or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Sobieski or Seller other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided however, that if Sobieski is not otherwise in violation of this Section 7.07, Sobieski's Board of Directors may provide information to, and may engage in such negotiations or discussions with, a person with respect to an Acquisition Proposal, directly or through representatives, if Sobieski's Board of Directors, after consulting with and considering the advice of its financial advisor and its outside counsel, determines in good faith that its failure to provide information or to engage in any such negotiations or discussions would constitute a failure to discharge properly the fiduciary duties of such directors in accordance with Delaware law. Sobieski shall promptly (within 24 hours) advise Buyer following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal and a copy of such Acquisition

Proposal), and advise the Buyer of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

     Section 7.08 Regulatory Applications. Buyer and Seller shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and any Governmental Authority necessary to consummate the Transactions. Each of Buyer, Seller and Sobieski agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and each party will keep the other party appraised of the status of material matters relating to completion of the Transactions. Copies of applications and correspondence with such Governmental Authorities shall be promptly provided to the other party.

          (a) Each of Buyer, Seller and Sobieski agrees, upon request, to furnish the other party with all information concerning itself and its respective directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of Buyer or Seller to any third party or Governmental Authority.

     Section 7.09 Title Insurance and Surveys. Seller shall deliver to Buyer prior to the Closing Date copies of its most recent owner's closing title insurance binder or abstract and surveys on each parcel of Real Estate, or such other evidence of title reasonably acceptable to Buyer. Seller will also provide to Buyer updated title reports, abstracts or surveys on such Real Estate at the Closing, as Buyer shall reasonably request. Sobieski (not Seller) shall pay the costs of any such updated reports, abstracts or surveys.

     Section 7.10 Environmental Reports. Seller shall provide Buyer copies of any environmental reports it has obtained or received with respect the Real Estate within 5 days after the date hereof. Buyer, within 20 days after the date hereof, shall order a phase one and/or phase two environmental report with respect to the Branch Office located at 740 S. Walnut, South Bend, Indiana (the "Walnut Branch"). Buyer shall have fifteen (15) Business Days from the receipt of any such environmental reports to notify Seller of any dissatisfaction with the contents of such reports. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $100,000 as reasonably estimated by an environmental expert retained for such purpose by Buyer and reasonably acceptable to Seller, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty such circumstances shall be deemed an "Environmental Problem." To the extent all or part of the Environmental Problem relates to the Walnut Branch, Buyer shall have the right to decide not to purchase the real estate, fixtures and buildings for the Walnut Branch and to proceed with the Transactions, without acquiring such real estate, fixtures and buildings, receiving a credit against the Purchase Price for the market value of such Real Estate which the parties agree is $75,000. In such event, Seller agrees to lease the Walnut Branch to Buyer from and after the Closing Date on a month-to-month basis for a term which will last no longer than one year, with rent equal to the $1.00 plus operating costs (including insurance and utilities), maintenance expenses and taxes on the Real Estate incurred during or allocable to the rental period and on other terms (other than the term and lease payment) to be negotiated and accepted by the parties prior to the Closing Date until such time as Buyer is able to locate a new branch location to serve the banking needs of the customers of the Walnut Branch. If the parties are unable to reach agreement on these other terms, Buyer shall have the right to terminate this Agreement. All costs of any phase two investigation or environmental report requested pursuant to this Section which does not recommend or suggest as being appropriate the taking of any remedial or corrective actions shall be at Buyer's sole cost and expense. Sobieski agrees to pay the costs of any phase two investigation prepared or conducted at Buyer's request pursuant to this Section which recommends or suggests as being appropriate the taking of remedial or corrective action. Buyer does hereby agree to restore any property for which it has undertaken an environmental investigation to the condition existing immediately prior to such investigation if the investigation does not recommend or suggest as being appropriate the taking of remedial or corrective action.

     Section 7.11 Further Assurances. On and after the Closing Date, Seller shall (i) give such further assistance to Buyer and shall execute, acknowledge, and deliver all such instruments and take such further action as may be necessary and appropriate effectively to vest in Buyer full, legal, and equitable title to the Assets, and (ii) use its best efforts to assist Buyer in the orderly transfer of the Assets and Deposits being acquired by Buyer; provided, however, that Seller need not incur any material costs or expenses in connection with the undertakings contained in this Section 7.11 unless such costs or expenses are paid by Buyer. In particular, and without limiting the generality of the foregoing:

          (a) Buyer and Seller agree to ensure an orderly transfer of all data tapes and processing information and to facilitate an electronic and systematic conversion of all applicable data regarding Account Loans, Loans, ATM Cards, Collection Accounts, and Deposits. Seller agrees to provide, at Seller's cost: (i) within five (5) Business Days after the date of this Agreement, (a) all information necessary to complete such conversion processing, (b) the initial data processing pre-conversion file layout on paper, and (c) product definitions; (ii) within ten (10) Business Days of date of this Agreement, all data necessary to enable Buyer to calculate APY and APYE for the Deposits and otherwise to comply with Regulation DD, including rate history, back items, no books and interest calculation; (iii) no later than thirty (30) days prior to the Closing Date, provide the final data processing pre-conversion file packages; (iv) on a day-to-day basis subsequent to the preparation of the final pre-conversion tapes, provide information on any data processing system changes or additions; (v) as part of the data processing conversion, pay off all accrued interest on checking and money market accounts (but not CD's or passbooks), send statements on all accounts as required by Regulation DD, and book all savings account no-book items; and (vi) by 3:00 p.m. on the Closing Date, provide two sets of final data processing conversion file packages.

          (b) Buyer agrees to send to Seller, at the cost and expense of Seller, promptly after receipt by Buyer all payments relating to the Excluded Assets.

     Section 7.12 Payment of Checks. From and after the Closing Date, Buyer agrees to pay, to the extent of sufficient available funds on deposit, all properly drawn checks, drafts, and negotiable orders of withdrawal timely presented to it by mail, over its counters, or through clearings if such items are drawn by depositors whose Deposits or accounts on which such items are drawn are Deposits, whether drawn on the check or draft forms provided by Seller, for at least one hundred twenty
(120) days after the Closing Date, or on those provided by Buyer. In addition, Buyer shall, in all other respects, discharge the duties, liabilities and obligations with respect to the Deposits to the extent such duties, liabilities or obligations occur following the Closing.

     Section 7.13 Close of Business on Closing Date. On the Closing Date, Seller shall close the Branch Offices and Home Offices for business not later than 3:00 p.m., whereupon representatives of Buyer shall have access to the Branch Offices and Home Offices, under the supervision of representatives of Seller, to verify Seller's provision to Buyer of the documents, files and records relating to the Branch Offices and the Home Office, including the Records.

     Section 7.14 Supplemental Information; Disclosure Supplements. From time to time during the period ending two business days prior to the Closing, Seller will promptly disclose in writing to Buyer any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed or which would render inaccurate any of the representations, warranties or statements set forth in this Agreement. From time to time during the period ending two business days prior to the Closing, Seller will promptly supplement or amend the exhibits and schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such exhibit or schedule or which is necessary to correct any information in such exhibit or schedule that has been rendered inaccurate thereby.

     Section 7.15 Confidentiality of Records. Buyer and its authorized agents and representatives shall receive and treat all Records, documents and information obtained pursuant to any provision of this Agreement as confidential, until the transactions contemplated by this Agreement have been consummated, and if not consummated, shall thereafter continue to maintain such confidentiality and not use such information for any purpose whatsoever, and shall, upon the request of Seller, return to Seller all originals and copies of such documents or other materials containing such information or Records. Until the Closing Date, Buyer shall use all such information only for purposes of effectuating this Agreement.

     Section 7.16 Solicitation of Customers. For three years following the Closing Date, Seller and Sobieski will not, and will not permit any of their officers, directors or affiliates on behalf of Sobieski or Seller to, solicit customers whose Deposits are assumed pursuant to this Agreement or whose Loans or Account Loans are acquired by Buyer under this Agreement for any banking business, or to engage in deposit taking activities, and, at Closing, Steven C. Watts shall execute an agreement under which he agrees to be subject to a nonsolicitation agreement while he is an officer and director of Sobieski or Seller and after he terminates his employment with Sobieski and Seller prohibiting him from soliciting customers whose Deposits are assumed pursuant to this Agreement or whose Loans or Account Loans are acquired by Buyer under this Agreement for any banking business. If the Transactions are not consummated, then for a period of one year after termination of this Agreement, neither Buyer nor any of its Affiliates will directly, or through targeted marketing, solicit any banking business from the Loan Debtors or the holders of Deposits.

     Section 7.17 Installation/Conversion of Signage/Equipment. Prior to Closing, at times mutually agreeable to Buyer and Seller, Buyer may, at Buyer's sole expense, install teller equipment, platform equipment, security equipment, computers, and signage at the Home Office or the Branch Offices, and Seller shall cooperate with Buyer in connection with such installation; provided, however, that (i) such installation shall not interfere with the normal business activities and operation of the Home Office or the Branch Offices; (ii) no such signage shall be installed at the Home Office or the Branch Offices more than five Business Days before the Closing Date; and (iii) Buyer's name as appearing on any such signage shall be covered by an opaque covering material until after the close of business on the Closing Date.

     Section 7.18 Payment of Excluded Liabilities. Seller shall pay all of its obligations with respect to the Excluded Liabilities set forth in subparagraphs
(2) and (3) of Section 2.02(e) from the Purchase Price (unless such amounts are paid or to be paid by Sobieski) and to the extent any of such Excluded Liabilities have been paid by Seller after March 31, 2004 and prior to the Closing Date, such amounts shall result in a dollar for dollar reduction in the Purchase Price. Buyer shall be provided access to Seller's books and accounts to verify compliance with this Section 7.18. Prior to its dissolution, Seller shall pay all outstanding claims against it not in dispute. In addition to any security that may be required under ss. 580 of the Delaware General Corporation Law (the "DGCL") or by the OTS in connection with the liquidation of Seller, Sobieski agrees, as soon as practicable after it has been dissolved within the meaning of the DGCL, to provide notice of such dissolution to claimants as provided in ss. 280 of the DGCL and require such claimants to provide or publish notice of any claims against Sobieski within 60 days. Sobieski shall advise Buyer in advance of the date or dates on which it intends to provide or publish such notice or notices. Sobieski also agrees to comply with all other provisions of ss. 280 of the DGCL, including those relating to the security to be provided to provide compensation to claimants not barred as a result of the application of ss. 280 of the DGCL. Prior to their liquidation, Sobieski and Seller agree to pay all outstanding and unbarred claims against them not in dispute.

     Section 7.19 Interest Rates. Seller agrees not to increase or decrease the rate of interest paid by Seller on any deposit product, including without limitation on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; provided, however, that, notwithstanding the foregoing, in no event shall Seller pay a rate of interest on any deposit product which is more than the greater of (i) 0.0025 above the average of the rates paid on comparable deposit products by the five (5) highest deposit interest paying other banks or thrifts located in the market in which such deposit product is offered by Seller or, if fewer than five (5) other banks and thrifts are located in such market, the average of the rates paid by all other banks and thrifts located in such market or (ii) the rate paid by Buyer, without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

     Section 7.20 Seller's and Sobieski's Dissolution. Seller and Sobieski agree that as soon as possible following the Closing they will dissolve and not carry on any business except that appropriate to winding up and liquidating their business and affairs, including the orderly liquidation of remaining Excluded Assets, discharging their remaining liabilities, resolving outstanding litigated matters and distributing remaining assets to their shareholders.

     Section 7.21 Escrow Account. For a period of the greater of (a) twelve months following the Closing Date or (b) a period ending on the date Sobieski distributes substantially all of its assets (other than the assets in the MFB Escrow Account) in liquidation to its shareholders (the "Escrow Period"), Seller or Sobieski shall maintain a deposit account at an independent financial institution or trust company (the "Escrow Agent") (the "MFB Escrow Account") consisting of bona fide funds owned by Seller with a beginning balance of Three Hundred Seventy-Five Thousand ($375,000.00), which shall not be subject to any lien or other security interest held by any party. The MFB Escrow Account shall secure the timely payment and performance in full of Seller's and Sobieski's indemnification obligations to Buyer as set forth in Section 10.01 hereof, and Buyer and Seller shall enter into an agreement with the Escrow Agent to such effect prior to the Closing Date. Should Seller and/or Sobieski become responsible for any such indemnification obligations, Buyer may exercise all rights and remedies under the Indiana Uniform Commercial Code (IND. CODE ss. 26-1-9.1 et seq.) with respect to its security interest in the MFB Escrow
Account. Proceeds shall be released from the MFB Escrow Account upon the joint instructions of MFB and Sobieski and/or Seller. At the conclusion of the Escrow Period Seller shall be paid any remaining balance in the MFB Escrow Account.

     Section 7.22 Maintenance of Records by Buyer. The Buyer agrees that it shall maintain, preserve and safely keep, for a period of six years, all of the Records for the joint benefit of itself and the Seller, and that it shall permit the Seller or its representatives, at any reasonable time and at the Seller's expense, to inspect, make extracts from or copies of any such Records as Seller shall deem reasonably necessary.

     Section 7.23 Financing. Buyer agrees to use its best efforts to obtain the capital contemplated by Section 9.02(g) hereof in order to be well-capitalized as of the Closing Date upon consummation of the Transactions. Buyer shall forward to Seller any financing commitment received by it or by MFB Corp. as soon as practicable after receipt.

     Section 7.24 Sobieski Real Estate. From and after the date hereof, Buyer shall have a right of first refusal with respect to any sale or other transfer of the real estate, buildings and fixtures owned by Sobieski on the date hereof. Promptly after the execution of this Agreement, the parties shall use good faith efforts to negotiate the terms of such right of first refusal.

     Section 7.25 Servicing of Loans. At the request of Seller, promptly after the execution of this Agreement, the parties will use their best efforts to negotiate an arrangement under which Buyer services certain of the loans included in the Excluded Assets from and after the Closing on mutually acceptable terms.

     Section 7.26 Irregular Loans. Seller has disclosed irregularities with certain Loans in Section 5.07 of Seller's Disclosure Schedule. Seller covenants to correct or cure the problems and irregularities with respect to these Loans prior to Closing. If Seller is unable to do so, Buyer shall not be obligated to acquire the uncorrected Loan or Loans and will receive a credit against the Purchase Price for the book value, net of reserves established in accordance with GAAP, at the Closing for such Loan or Loans.

                                  ARTICLE VIII
                                    EMPLOYEES

     Section 8.01 Employees.

          (a) Buyer shall offer employment, with substantially similar salaries, duties and benefits as are available to similarly situated employees of Buyer, to those employees of Seller who satisfy Buyer's customary employment requirements, including pre-employment interviews, investigations and employment conditions, uniformly applied by Buyer and Buyer's employment needs. Buyer and Seller will establish a mutually acceptable process for the orderly interviewing of employees for employment by Buyer; Seller will give Buyer a reasonable opportunity to interview the employees.

          (b) Prior to the Closing Date, Seller shall be solely and entirely responsible for timely giving any required notices to employees (including any such employees that Buyer may offer employment) under the Worker Adjustment and Retraining Notification Act (the "WARN Act") that may be required as a result of the Transactions. Buyer agrees to assume any and all liabilities of Seller after the Closing Date with respect to Seller's obligations under the WARN Act, and other applicable federal and state laws, with respect to the employees hired by Buyer. Seller shall give such notices to the employees as are required for it to comply with the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") or any applicable state law. Seller also shall provide certifications of creditable coverage under its group health plan(s) to employees hired by Buyer, to the extent and within the time frames required by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). Further Seller shall provide such other continuation and/or conversion notices to the employees as are required under federal or state law relative to the benefits which they enjoyed prior to the Closing Date. Buyer shall be responsible for complying with the requirements of COBRA, HIPAA and applicable state law, if any, relating to group health insurance continuation with respect to any employee hired by Buyer who is subsequently terminated or laid off who experiences a loss of coverage after the Closing Date.

          (c) Before Closing, with Seller's prior consent (which consent shall not be unreasonably withheld), Buyer may conduct such training and other programs as it may, in its reasonable discretion and at its sole expense, elect to provide for those employees who accept an offer of employment from Buyer; provided, however, that such training and other programs shall not materially interfere with or prevent the performance of the normal business operations of Seller.

          (d) This Section 8.01 (other than subsection (g) hereof) shall not confer any rights or benefits on any person other than Buyer and Seller, or their respective successors and assigns, either as a third party beneficiary or otherwise.

          (e) Buyer agrees that those employees of Seller who become employees of Buyer on the Closing Date ("Former Seller Employees"), while they remain employees of Buyer after the Closing Date will be provided with benefits under employee benefit plans during their period of employment which are no less favorable in the aggregate than those provided by Buyer to similarly situated employees of Buyer except as otherwise provided herein. Except as hereinafter provided, at the Closing Date, Buyer will amend or cause to be amended each employee benefit and welfare plan of Buyer in which Former Seller Employees are eligible to participate, to the extent necessary and allowable under applicable law, so that as of the Closing Date (i) such plans take into account for purposes of eligibility, participation, vesting, and benefit accrual (except that there shall not be any benefit accrual for past service under any qualified defined benefit pension plan), the service of such employees with Seller as if such service were with Buyer, (ii) Former Seller Employees are not subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of Buyer in which they are eligible to participate and may commence participation in such plans on the Closing Date, (iii) Former Seller Employees will retain credit for unused vacation pay which has been accrued as of the Closing Date, (iv) for purposes of determining the entitlement of Former Seller Employees to sick leave and vacation pay following the Closing Date, the service of such employees with Seller shall be treated as if such service were with Buyer; and (v) Former Seller Employees are first eligible to participate and will commence participation in the Buyer's 401(k) Plan on the first entry date coinciding with or following the Closing Date. Notwithstanding the foregoing, no Former Seller Employees shall be eligible to participate in the MFB Corp. Employee Stock Ownership Plan and Trust as all of the shares held by such Plan and Trust have been allocated and no future allocations are expected.

          (f) Seller will comply with applicable law and the terms of the relevant employee or director benefit plan with respect to the voting of any Sobieski Common Stock held by any such plan.

          (g) With the exception of Steven C. Watts, those employees of Seller as of the Closing Date (i) that Buyer elects not to employ after the Closing Date or who are terminated by Buyer other than for cause within six months after the Closing Date, and (ii) who sign and deliver a termination and release agreement in the form attached hereto as Exhibit 8.01(g), shall be entitled to receive from Buyer or from Seller (in which case, Buyer shall reimburse Seller for such amounts), (x) severance pay equal to the greater of (i) one week of pay, at their rate of pay in effect at the Closing Date, for each full year of continuous service with Seller not in excess of 26 years completed prior to the Closing Date or, in the case of employees who continue as employees of Buyer after the Closing Date, prior to their termination as such; or (ii) two weeks pay, at their rate of pay in effect at the Closing Date and (y) their accrued but unpaid salary plus compensation for their accrued but unused vacation. Attached Exhibit 8.01(g)(1) hereof is a schedule as of March 31, 2004 of the accrued but unpaid salary for all employees of Seller and accrued but unpaid vacation days for each employee of Seller. Nothing in this Section 8.01(g) shall be deemed to limit or modify Buyer's at will employment policy.

     Section 8.02 Employment Contracts and Employee Benefit Plans. Buyer is not assuming, nor shall it have responsibility for the continuation of, any liabilities under or in connection with:

          (a) any employment contract, collective bargaining agreement, plan or arrangement providing for insurance coverage or for deferred compensation, bonuses, stock options, or other forms of incentive compensation or post-retirement compensation or benefits, written or implied, which is entered into or maintained, as the case may be, by Seller; or

          (b) any "employee benefit plan" as defined in Section 3(3) of ERISA as maintained, administered, or contributed to by Seller and covering any employees.

     Section 8.03 Employee Documents. Within 15 Business Days of the date of this Agreement, Seller will deliver to Buyer copies of its corporate benefit information. Buyer also will be given access to employees at the Branch Offices and the Home Office and, upon receipt of a written consent and release from an employee, will be delivered copies of such employee's personnel files including, but not limited to, copies of each written employment agreement and a written description of the terms of oral employment agreements for such employee, if any. Upon receipt of a written consent and release from an employee, Buyer shall have the right to review all of that employee's personnel file.

     Section 8.04 Compliance with COBRA. Notwithstanding anything herein to the contrary, to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or applicable state law, any employee of Seller terminated by Seller as a result of this transaction shall be entitled to continued coverage which shall be administered by Seller and the required notices concerning this coverage will be provided by Seller.


                                   ARTICLE IX
                              CONDITIONS TO CLOSING

     Section 9.01 Conditions to the Obligations of Seller. Unless waived in writing by Seller, the obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) Performance. Each of the acts and undertakings and covenants of Buyer to be performed at or before the Closing pursuant to this Agreement shall have been duly performed in all material respects.

          (b) Representations and Warranties. The representations and warranties of Buyer contained in Article VI of this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

          (c) Documents. Seller shall have received the following documents from
     Buyer:

               (1) An executed copy of the Assignment and Assumption Agreement substantially in the form of Exhibit 2.02(a) hereto.

               (2) Resolutions of Buyer's Board of Directors, certified by its Secretary or Assistant Secretary, authorizing the execution and delivery of this Agreement and the consummation of the Transactions.

               (3) A certificate of the Secretary or Assistant Secretary of Buyer as to the incumbency and signatures of officers.

               (4) A certificate signed by a duly authorized officer of Buyer stating that the conditions set forth in Sections 9.01(a) and (b) of this Agreement have been fulfilled.

               (5) An executed copy of the Transfer Agreement attached hereto as
          Exhibit 3.10.

               (6) A legal  opinion  from Barnes & Thornburg  LLP in the form of
          Exhibit 9.01(c)(6).

               (7) Such other instruments and documents as counsel for Seller may reasonably require as necessary or desirable for transferring to Buyer the obligation to pay the Deposit liabilities and otherwise perform Seller's obligations that are being transferred to Buyer pursuant to this Agreement, all in form and substance reasonably satisfactory to counsel for Seller.

          (d) Purchase Price. Seller shall have received the Purchase Price in immediately available funds.

     Section 9.02 Conditions to the Obligations of Buyer. Unless waived in writing by Buyer, the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Performance. Each of the acts and undertakings and covenants of Seller to be performed at or before the Closing pursuant to this Agreement shall have been duly performed in all material respects.

          (b) Representations and Warranties. The representations and warranties of Seller contained in Article V of this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date (unless they speak to an earlier date) with the same effect as though made on and as of the Closing Date, except to the extent that inaccuracies in those representations and warranties do not relate to the Assets or the Liabilities (other than the Deposits) and would not otherwise have a Material Adverse Effect on Buyer.

          (c) No Material Adverse Effect. Between the date of this Agreement and the Closing, Seller shall not experience a Material Adverse Effect.

          (d) Documents.  Buyer shall have received the following documents from
     Seller:

               (1) Duly executed recordable Corporate Warranty Deeds conveying title to the Real Estate and Vendor's Affidavits to be transferred hereunder in the form of Exhibits 3.01(a) and (b) hereto, and updated title reports with respect to the Real Estate.

               (2) An executed Assignment and Assumption Agreement in the form of Exhibit 2.02(a) hereto.

               (3) An  executed  Bill  of Sale  and  Assignment  in the  form of
          Exhibit 3.02(a) hereto.

               (4) Resolutions of Seller's and Sobieski's Board of Directors, certified by their respective Secretary or Assistant Secretary, authorizing the execution and delivery of this Agreement and the consummation of the Transactions and resolutions of Sobieski's shareholders approving this Agreement and the Transactions.

               (5) A certificate from the Secretary or Assistant Secretary of Seller as to the incumbency and signatures of officers.

               (6) A certificate signed by a duly authorized officer of Seller stating that the conditions set forth in Sections 9.02(a), (b) and (c) of this Agreement have been satisfied.

               (7) A legal opinion from Silver, Freedman & Taff, L.L.P. in the form of Exhibit 9.02(d)(7) hereto.

               (8) A final customer list as set forth in Section 12.06(a) of this Agreement.

               (9) An affidavit of non-foreign status as required by Section 1445 of the Internal Revenue Code of 1986, as amended.

               (10) The holds and stop payment information  described in Section
          12.01 of this Agreement.

               (11) An executed copy of the Transfer Agreement attached hereto as Exhibit 3.10.

               (12) All third party consents required for the Seller to consummate the Transactions; provided no consent shall be required with respect to a Contract that is not a material Contract.

               (13) The Records.

               (14) Seller shall sell, endorse, assign and deliver to Buyer with respect to each Loan and each Account Loan the following documents to the extent they are applicable to a Loan and to the extent they are in Seller's possession, all subject to the reasonable approval of Buyer as to proper from and execution;

                    (i) Original executed promissory note endorsed without recourse by Seller;

                    (ii) Deed of trust or other security document,  which in the case of a Construction Loan shall be a construction deed of trust, accompanied by those documents and instruments necessary to record and perfect ownership thereof in Buyer, including assignments of rents, if any;

                    (iii) One or more original written appraisal reports, prepared in conformity with applicable regulation and signed, prior to the approval of the Loan Debtor's application, by a person or persons duly appointed and qualified as appraiser or appraisers by the Seller's board of directors and who has no interest, direct or indirect, in the security property or any loan on the security thereof and who does not receive compensation which is affected by the approval or declination of the Loan (or an internal staff appraiser if permitted under Seller's loan origination policies and procedures). Such appraisal shall disclose the market value of the security offered by the Loan Debtor and contain sufficient information and data concerning the appraised security property to substantiate its market value.

                    (iv) Lender's title insurance policy,  and proper assignment thereof;

                    (v) Survey of premises  identifying the security property by address and legal description, this being required only if the title policy contains an exception as to boundary and building line restrictions or as to anything else that may be determined by a survey of the premises;

                    (vi) Originals of hazard insurance policies meeting the specifications as contained in this Agreement;

                    (vii) Statement showing unpaid principal balance on each Loan, amount of periodic installments and date to which interest is paid;

                    (viii) Certified copy of the Seller's resolution authorizing sale of the Loans;

                    (ix) Appropriate evidence indicating that the Loan Debtor has received the disclosure materials as required by applicable law and regulations; and

                    (x) Original  paid-up  title  insurance  policy  issued by a
               Seller and Servicer-approved title company in an amount at least equal to the outstanding principal balance of the Loan;

                    (xi) Originally executed guarantee, if applicable;

                    (xii) Any UCC-1 financing  statements,  bearing  appropriate file stamps;

                    (xiii) Any lien search reports and other documents establishing the ownership of personal property collateral in borrower or, if applicable, third party pledgor, free and clear of liens and encumbrances;

                    (xiv) With respect to each Construction Loan:

                         a) A  construction  loan agreement duly executed by all
                    parties thereto;

                         b) Assignment of building permits;

                         c)  Assignments   of  contracts  with   architects  and
                    contractors; and

                         d) Completion guaranties.

                    (xv) With respect to any Auto  Receivable,  all counterparts of any installment sale contracts, together with evidence of title with respect to the security therefor;

                    (xvi) Any guaranty;

                    (xvii) Any amendments,  modifications  or supplements to the foregoing; and

                    (xviii) The Loan files.

               (15) The Limited Power of Attorney attached hereto as Exhibit 9.02(d)(15).

               (16) Such other documents or instruments as counsel for Buyer may reasonably require as necessary or desirable for transferring, assigning and conveying to Buyer the Contracts and the Deposits and good, marketable, and (with respect to the Real Estate) insurable title to the Assets to be transferred to Buyer pursuant to this Agreement, all in form and substance reasonably satisfactory to counsel for Buyer.

          (e) Physical Delivery. Seller shall also deliver to Buyer the Assets purchased hereunder which are capable of physical delivery.

          (f) Closing Book Value. The Closing Book Value of Sobieski shall not be less than $3.5 million (assuming for purposes of this computation that the Excluded Assets described in Section 2.02(c)(i) have a book value, net of reserves, of $7,586,741).

     As used in the preceding sentence, the term "Closing Book Value" shall mean the amount of the consolidated stockholders' equity of Sobieski, as of the end of the month immediately preceding the Closing Date determined in accordance with GAAP (except that for purposes of this computation, the Excluded Assets described in Section 2.02(c)(i) shall be deemed to have a book value, net of reserves, of $7,586,741), plus the amount of any decrease in the consolidated stockholders' equity of Sobieski resulting from or attributable to expenses of this Agreement and the Transactions.

          (g) Financing. MFB Corp., Buyer's sole shareholder, shall have borrowed sufficient funds (which are currently anticipated to be at least $6.5 million dollars) to make a capital contribution to Buyer so that Buyer's capital levels following the Closing will be satisfactory to Buyer and Buyer's regulators.

          (h) Conversion. Buyer and Seller shall have completed all steps required to permit the conversion of Seller's Loans and Deposits to Buyer's data processing system.

          (i) Deposits. The certificates of deposit of Seller shall be no less than $46.5 million dollars and the core deposits (deposits other than certificates of deposit) of Seller shall be no less than $19.5 million dollars as of the Closing Date. If the certificates of deposit of Seller at the Closing Date are less than $46.5 million, Buyer shall receive a credit against the Purchase Price for 10% times the difference between $46.5 million and the certificate of deposit level at the Closing Date. If the core deposits of Seller at the Closing Date are less than $19.5 million, Buyer shall receive a credit against the Purchase Price for 15% times the difference between $19.5 million and the core deposit level at the Closing Date.

     Section 9.03 Condition to the Obligations of Seller and Buyer.

          (a) Regulatory Approvals. All required licenses, approvals, and consents of any relevant federal, state, or other regulatory agency shall have been obtained without any non-standard conditions or other non-standard requirements reasonably deemed unduly burdensome by either Seller or Buyer.

          (b) Absence of Proceedings and Litigation. No order shall have been entered and remain in force at the Closing Date restraining or prohibiting any of the Transactions in any legal, administrative or other proceeding, no action or proceeding shall have been instituted or threatened on or before the Closing Date seeking to restrain or prohibit the transactions contemplated by this Agreement or which would have a Material Adverse Effect on Sobieski or Seller.

          (c) Shareholder Approval. This Agreement and the Transactions shall have been approved by the affirmative vote of holders of the requisite number of outstanding shares of Sobieski common stock entitled to vote thereon in accordance with applicable law, Sobieski's Certificate of Incorporation and By-Laws.

                                   ARTICLE X
                                 INDEMNIFICATION

     Section 10.01 Indemnification by Seller and Sobieski.

          (a) From and after the Closing Date, Seller and Sobieski shall jointly and severally indemnify, hold harmless, and defend Buyer from and against any and all actual liabilities, claims, losses, penalties, fines, forfeitures, legal fees and related costs and judgments ("Losses"), arising out of (1) any failure of Seller to observe or perform its post-Closing covenants or obligations under this Agreement, (2) the inaccuracy of any representation or warranty set forth in Article V hereof (subject to Section 13.15 hereof as to the survival of such representations and warranties), or (3) any claim by a third party that Buyer is responsible for any Excluded Liabilities under a theory based on or related to successor liability.

          (b) The obligations of Seller and Sobieski under Section 10.01(a) shall be contingent upon Buyer giving Seller or Sobieski written notice (i) of receipt by Buyer of any process and/or pleading in or relating to any actions, suits, or proceedings of the kinds described in Section 10.01(a), including copies thereof, and (ii) of the assertion of any claim or demand of the kind described in Section 10.01(a), including, to the extent known to Buyer, the identity of the person(s) or entity(ies) asserting such claim or making such demand and the nature thereof, and including copies of any correspondence or other writings relating thereto. All notices required by the preceding sentence shall be given within ten (10) days of the receipt by Buyer of any such process or pleading or any oral or written notice of the assertion of any such claims or demands. The failure to give such notice within ten (10) days shall not void Buyer's right to indemnification from Seller and Sobieski unless the delay shall have materially prejudiced Seller's or Sobieski's right to defend. Seller and/or Sobieski shall have the right at its expense to take over Buyer's defense in such actions, suits, or proceedings through counsel selected by Seller and/or Sobieski, to compromise and/or settle the same (on a basis reasonably acceptable to Buyer) and to prosecute any available appeals or reviews of any adverse judgment or ruling that may be entered therein and Buyer agrees to cooperate with Seller and Sobieski in the defense and/or prosecution of claims regarding these matters.

     Section 10.02 Indemnification by Buyer.

          (a) From and after the Closing Date, Buyer shall indemnify, hold harmless, and defend Seller and Sobieski from and against all Losses arising out of (1) any failure of Buyer to observe or perform its post-Closing covenants or obligations under this Agreement or (2) any claims by a third party that Seller or Sobieski is responsible for any of the Liabilities.

          (b) The obligations of Buyer under Section 10.02(a) shall be contingent upon Seller or Sobieski giving Buyer written notice (i) of receipt by Seller or Sobieski of any process and/or pleading in or relating to any actions, suits, or proceedings of the kinds described in Section 10.02(a), including copies thereof, and (ii) of the assertion of any claim or demand of the kind described in Section 10.02(a), including to the extent known to Seller or Sobieski, the identity of the person(s) or entity(ies) asserting such claim or making such demand and the nature thereof, and including copies of any correspondence or other writings relating thereto. All notices required by the preceding sentence shall be given within ten (10) days of the receipt by Seller or Sobieski of any such process or pleading or any oral or written notice of the assertion of any such claims or demands. The failure to give such notice within ten (10) days shall not void Seller's or Sobieski's right to indemnification from Buyer unless the delay shall have materially prejudiced Buyer's right to defend. Buyer shall have the right at its expense to take over Seller's or Sobieski's defense in such actions, suits, or proceedings through counsel selected by Buyer, to compromise and/or settle the same (on a basis reasonably acceptable to Seller or Sobieski) and to prosecute any available appeals or reviews of any adverse judgment or ruling that may be entered therein and Seller and Sobieski agree to cooperate with Buyer in the defense and/or prosecution of claims regarding these matters.


                                   ARTICLE XI
                                   TERMINATION

     Section 11.01 Termination. This Agreement shall terminate and be of no further force or effect as between the parties, except as to liability for breach of any duty or obligation arising prior to the date of termination, upon the occurrence of any of the following conditions:

          (a) The expiration of ten (10) Business Days after any Governmental Authority shall have denied or refused to grant the approvals or consents required to be obtained pursuant to this Agreement, unless within said ten
     (10) Business Day period Buyer and Seller agree to submit or resubmit an application to, or appeal the decision of, the regulatory authority which denied or refused to grant approval thereof,

          (b) The expiration of twenty (20) Business Days from the date that either party has given notice to the other party of such other party's material breach or misrepresentation of any obligation, warranty, representation, or covenant in this Agreement; provided, however, that no such termination shall take effect if within said twenty (20) Business Day period the party so notified shall have fully and completely corrected the grounds for termination as specified in such notice; provided further, however, that no such termination shall take effect if within thirty (30) Business Days of the failure by the notified party to make such correction within said thirty (30) day period, the notifying party delivers to the notified party a written election not to terminate this Agreement notwithstanding such breach or misrepresentation, and any such election to proceed shall not waive such party's right to seek damages or other equitable relief,

          (c) The failure to consummate the transactions provided for in this Agreement by December 31, 2004 unless the date is extended by the mutual written agreement of the parties;

          (d) The mutual written consent of the parties to terminate;

          (e) By Seller,  if any of the  conditions set forth in Section 9.01 or
     9.03 hereof have not been satisfied by December 31, 2004 (or such earlier time as it becomes apparent that such condition will not be met), unless the relevant condition shall have failed to occur as a result of any material act or omission by Seller; or

          (f) By Buyer,  if any of the  conditions  set forth in Section 9.02 or
     9.03 hereof have not been satisfied by December 31, 2004 (or such earlier time as it becomes apparent that such condition will not be met), unless the relevant condition shall have failed to occur as a result of any material act or omission by Buyer.

          (g) By Buyer if (1) prior to the mailing of the Proxy Statement, the Board of Directors of Sobieski shall not have recommended adoption and approval of this Agreement to its shareholders, or (2) at any time prior to the receipt of the approval of Sobieski's shareholders, Sobieski's Board of Directors shall have withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Buyer (whether in accordance with Section 7.07 or otherwise).

          (h) By Sobieski if, without breaching Section 7.07, Sobieski shall contemporaneously enter into a definitive agreement with a third party providing for an Acquisition Proposal on terms determined in good faith by the Sobieski Board, after consulting with and considering the advice of Sobieski's outside counsel and financial advisors, to constitute a Superior Proposal; provided, that the right to terminate this Agreement under this
     Section 11.01(h) shall not be available to Sobieski unless it delivers to Buyer (1) written notice of Sobieski's intention to terminate at least five days prior to termination and (2) simultaneously with such termination, the Fee referred to in Section 11.03. For purposes of this Section 11.01(h), "Superior Proposal" means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the Board of Directors of Sobieski receiving the Acquisition Proposal, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (1) if accepted, is significantly more likely than not to be consummated, and (2) if consummated, is reasonably likely to result in a materially more favorable transaction than the transactions contemplated by this Agreement for Sobieski and its shareholders and other relevant constituencies.

     Section 11.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the transactions contemplated by this Agreement pursuant to this Article XI, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) under the last sentence of Section 7.10 and as set forth in Sections 7.15, 7.16 and 11.03 and (b) that termination will not relieve a breaching on party from liability for any willful breach of this Agreement giving rise to such termination.

     Section 11.03 Liquidated Damages If (1) Sobieski terminates this Agreement pursuant to Section 11.01(h) or (2) Buyer terminates this Agreement pursuant to
Section 11.01(g), then, within five Business Days of such termination, Seller shall pay Buyer by wire transfer in immediately available funds, as agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy of Buyer, $400,000 (the "Fee").


                                  ARTICLE XII
                                OTHER AGREEMENTS

     Section 12.01 Holds and Stop Payment Orders Holds and stop payment orders that have been placed by Seller on particular accounts or on individual checks, drafts or other instruments before the Closing Date will be continued by Buyer under the same terms after the Closing Date.

Seller will deliver to Buyer at the Closing a complete schedule of such holds and stop payment orders and documentation relating to the placing thereof

     Section 12.02 ACH Items and Recurring Debits. Seller will transfer all ACH arrangements to Buyer as soon as possible after the Closing Date. At least fifteen (15) Business Days prior to the Closing Date, Seller will deliver to Buyer (i) a listing of account numbers for all accounts being assumed by Buyer subject to ACH Items and Recurring Debit arrangements, and (ii) all other records and information necessary for Buyer to administer such arrangements. Buyer shall continue such ACH arrangements and such Recurring Debit arrangements as are originated and administered by third parties and for which Buyer need act only as processor; Buyer shall also continue Recurring Debit arrangements that were originated or administered by Seller.

     Section 12.03  Withholding.  Seller shall deliver to Buyer (i) within three
(3) Business Days after the Closing Date a list of all "B" (TINs do not match) and "C" (under reporting/IRS imposed withholding) notices from the IRS imposing withholding restrictions, and (ii) for a period of one hundred twenty (120) days after the Closing Date, all notices received by Seller from the IRS releasing withholding restrictions on Deposit accounts transferred to Buyer pursuant to this Agreement. Any amounts required by any governmental agency to be withheld from any of the Deposits (the "Withholding Obligations") will be handled in the following manner:

          (a) Any Withholding Obligations required to be remitted to the appropriate governmental agency prior to the Closing Date will be withheld and remitted by Seller and any other sums withheld by Seller pursuant to Withholding Obligations prior to the Closing Date shall also be remitted by Seller to the appropriate governmental agency on or prior to the time they are due.

          (b) Any Withholding Obligations required to be remitted to the appropriate governmental agency on or after the Closing Date with respect to Withholding Obligations after the Closing Date and not withheld by Seller as set forth in Section 12.03(a) above will be remitted by Buyer.

          (c) Any penalties described on "B" notices from the IRS or any similar penalties that relate to Deposit accounts opened by Seller prior to the Closing Date will be paid by Seller promptly upon receipt of the notice providing such penalty assessment resulted from Seller's acts, policies or omissions.

     Section 12.04 Retirement Accounts. Seller will provide Buyer with the proper trust documents for any Retirement Accounts assumed by Buyer under
Section 2.02 of this Agreement. Seller shall be responsible for all federal and state income tax reporting of Retirement Accounts for the period of time during the calendar year 2004 prior to the Closing Date. Buyer shall be responsible for all federal and state income tax reporting for the period of time during the calendar year 2004 from and after the Closing Date.

     Section 12.05 Interest Reporting. Seller shall report from January 1, 2004 through the Closing Date all interest credited to, interest withheld from, and early withdrawal penalties charged to the Deposits which are assumed by Buyer under this Agreement. Buyer shall report from the Closing Date through the end of the calendar year all interest credited to, interest withheld from, and early withdrawal penalties charged to the Deposits assumed by Buyer. Said reports shall be made to the holders of these accounts and to the applicable federal and state regulatory agencies. Within a reasonable period of time following the Closing Date, not to exceed 90 days, Seller will send statements to all customers covering the period from January 1, 2004 through the Closing Date, which include all no book transactions. Copies of these statements will be delivered to Buyer within ten
(10) Business Days after the Closing.

     Section 12.06 Notices to Depositors. Seller shall provide Buyer an intermediate customer list of the Deposit accounts to be assumed by Buyer pursuant to this Agreement, together with a tape thereof, as of month-end prior to the scheduled Seller mailing referred to in Section 12.06(b) below. Seller shall provide Buyer a final customer list of the Deposits transferred as of the Closing Date pursuant to this Agreement with the data processing tapes.

          (a) After receipt of all regulatory approvals and approval of Sobieski's shareholders and, with the concurrence of the OTS, at least five
     (5) Business Days before the Closing Date but only after the waiver or satisfaction of all conditions to Closing (other than deliveries), Seller shall mail notification to the holders of the Deposits to be assumed that, subject to closing requirements, Buyer will be assuming the liability for the Deposits. Provided however, such notice shall be given to the holders of IRAs at least 30 days prior to the Closing Date. The notification(s) will be based on the list referred to in Section 12.06(a) above and a listing maintained at the Home and Branch Offices of the new accounts opened since the date of said list. Seller shall provide Buyer with the documentation of said listing up to the date of Seller's mailing. Buyer shall send notification(s) to the same holders either together with Seller's mailing, in which case Buyer and Seller shall equally share the costs of such mailing and Buyer shall not delay the timing of such mailing, or within three (3) days after Seller's notification setting out the details of its administration of the assumed accounts. Each party shall obtain the approval of the other on its notification letter(s). Except as otherwise provided herein, each party will be responsible for the cost of its own mailing.

          (b) At least five (5) Business Days before the Closing Date, Seller will prominently and continuously display a sign in the Home and Branch Office stating that they will be closed at 3:00 p.m. on the Closing Date.

          (c) After the effective date of any mailing regarding account services by Buyer, Buyer will provide copies of such materials to Seller for distribution at the Home and Branch Offices at the time new services are acquired.

     Section 12.07 Card Processing and Overdraft Coverage.

          (a) Seller will provide Buyer with a list of ATM card holders and a magnetic tape no later than 30 days prior to the Closing Date; provided, however, Buyer shall not use such list to contact the card holders prior to five (5) Business Days before the Closing Date.

          (b) All customers at the Home and Branch Offices with overdraft coverage shall be provided similar overdraft coverage, if available, by Buyer after the Closing.

     Section 12.08 Taxpayer Information. Seller shall deliver to Buyer within three (3) Business Days after the Closing Date: (i) TINs (or record of appropriate exemption) for all holders of Deposit accounts acquired by Buyer pursuant to this Agreement; and (ii) all other information in Seller's possession or reasonably available to Seller required by applicable law to be provided to the IRS with respect to the Assets and Deposit accounts transferred pursuant to this Agreement and the holders thereof, except for such information which Seller will report on pursuant to Sections 12.03, 12.04 and 12.05 of this Agreement (collectively, the "Taxpayer Information"). Seller hereby certifies that such information, when delivered, shall accurately reflect the information provided by Seller's customers.


                                  ARTICLE XIII
                               GENERAL PROVISIONS

     Section 13.01 Attorneys' Fees. Except as provided below, each party shall bear the cost of its own attorney's fees incurred in connection with the preparation of this Agreement and consummation of the Transactions. Sobieski shall bear all such costs incurred by Seller. Notwithstanding the foregoing, in any action between the parties seeking enforcement of any of the terms and provisions of this Agreement or in connection with any of the property described herein, the prevailing party in such action shall be awarded, in addition to damage, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorney's fees and expenses as determined by the court.

     Section 13.02 No Third Party Beneficiaries. Except as provided in Section 8.01(g), this Agreement is not intended nor should it be construed to create any express or implied rights in any third parties.

     Section  13.03  Notices.   All  notices,   requests,   demands,  and  other
communication given or required to be given under this Agreement shall be in writing, duly addressed to the parties as follows:

To Sobieski or Seller:     Sobieski Bancorp, Inc. or Sobieski Bank
                           2930 West Cleveland Road
                           South Bend, Indiana  46628
                           Telephone:  (574) 271-8300
                           Facsimile:  (574) 271-3269

With a copy to:            Robert L Freedman, Esq.
                           Silver, Freedman & Taff, L.L.P.
                           1700 Wisconsin Avenue Northwest
                           Washington, D.C.  20007
                           Phone:  (202) 295-4500
                           Facsimile:  (202) 337-5502

To Buyer:                  MFB Corp.
                           121 South Church Street
                           P.O. Box 528
                           Mishawaka, Indiana  46546
                           Telephone: (574) 255-3146
                           Facsimile: (574) 257-0148

With copy to:              Claudia V. Swhier, Esq.
                           Barnes & Thornburg
                           11 South Meridian Street
                           Indianapolis, Indiana  46204
                           Telephone: (317) 231-7231
                           Facsimile: (317) 231-7433

     Any such notice sent by registered or certified mail, return receipt requested, shall be deemed to have been duly given and received forty-eight (48) hours after the same is so addressed and mailed with postage prepaid. Notice sent by any other manner shall be effective only upon actual receipt thereof.

     Section 13.04 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, and any attempted assignment in violation of this section is void.

     Section 13.05 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective heirs, successors or representatives.

     Section 13.06 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana.

     Section 13.07 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, contains all of the agreements of the parties to it with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest and expressly stating that it is an amendment of this Agreement.

     Section 13.08 Headings. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

     Section 13.09 Severability. If any paragraph, section, sentence, clause, or phrase contained in this Agreement shall become illegal, null or void, or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, or against public policy, the remaining paragraphs, sections, sentences, clauses, or phrases contained in this Agreement shall not be affected thereby.

     Section 13.10 Waiver. The waiver of any breach of any provision under this Agreement by any party hereto shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement.

     Section 13.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

     Section 13.12 Force Majeure. No party shall be deemed to have breached this Agreement solely by reason of delay or failure in performance resulting from a natural disaster or other act of God. The parties agree to cooperate in an attempt to overcome such a natural disaster or other act of God and consummate the transactions contemplated by this Agreement, but if either party reasonably believes that its interests would be materially and adversely affected by proceeding, such party shall be excused from any further performance of its obligations and undertakings under this Agreement.

     Section 13.13 Schedules. All information set forth in the Exhibits and Schedules hereto shall be deemed a representation and warranty of Seller as to the accuracy and completeness of such information in all material respects.

     Section 13.14 Knowledge. Whenever any statement in this Agreement or in any list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party, such knowledge shall mean facts and other information that an officer of such party knows or reasonably should know.

     Section 13.15 Survival. All of the representations and warranties contained in Article V with respect to title to the Assets, the indemnification provisions of Article X, and the covenants and obligations of the parties set forth herein that are to be performed after the Closing Date shall survive the Closing and the Closing Date. The representations and warranties contained in Article V with respect to matters other than title to the Assets shall survive for a period ending on the later of (1) one year after the Closing Date or (2) the date Sobieski distributes substantially all of its assets (other than the assets in the MFB Escrow Account) in liquidation to its shareholders.

     Section 13.16 Transfer Charges and Assessments. All transfer, assignment, sales, conveyancing and recording charges, assessments and taxes applicable to the sale and transfer of the Assets shall be paid and borne by the Buyer.

         The parties hereto have duly authorized and executed this Agreement as of the date first above written.

                                   MFB FINANCIAL


                                   By:  /s/ Charles J. Viater
                                      ------------------------------------------
                                   Name: Charles J. Viater
                                   Title:  President and Chief Executive Officer


                                   SOBIESKI BANK


                                   By: /s/ Steven C. Watts
                                       -----------------------------------------
                                   Name: Steven C. Watts
                                   Title: President and Chief Executive Officer


                                   SOBIESKI BANCORP, INC.


                                   By: /s/ Steven C. Watts
                                      ------------------------------------------
                                   Name: Steven C. Watts
                                   Title:  President and Chief Executive Officer

                                 EXHIBIT 2.02(a)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement dated , 2004 ("Assignment Agreement") is executed pursuant to and subject to the terms and conditions of the Purchase and Assumption Agreement dated April ___, 2004 (the "Agreement") by and among MFB Financial, a federally chartered savings bank ("Buyer"), and Sobieski Bank, a federally chartered savings and loan association ("Seller"), and Sobieski Bancorp, Inc., a Delaware corporation ("Sobieski"). Capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement.

For value received, the sufficiency of which is hereby acknowledged, it hereby is agreed:

1. Seller hereby assigns, transfers and conveys to Buyer all of its rights and interests in and to the Deposits as of the date hereof. The Deposits hereby assumed are described in Exhibit 5.13(b) to the Agreement, as revised and updated as of this Assignment Agreement.

2. Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby accepts, all of Seller's rights, title and interests whatsoever in and to any and all Loans and Account Loans (all of which loans are hereinafter referenced to collectively as the "Loans") as of the date hereof. Included in the rights, title and interests conveyed pursuant hereto are all of Seller's rights, titles and interests whatsoever in and to the Loan Documents.

3. Seller hereby assigns, transfers and conveys to Buyer all of its rights and interests under the Contracts that are identified on Exhibit A to the Agreement, a copy of which is attached hereto.

4. Seller represents that it has the full right, power and authority to assign, transfer and convey such Deposits, Loans, and Contracts to Buyer; subject in the case of the Loans to the lien of the FHLB, and provided no representation is made with respect to those Contracts for which third party consents have not been obtained as designated on Exhibit B.

5. Buyer hereby accepts the foregoing assignment and assumes and agrees to perform all of the duties and obligations to be performed by Seller after the date hereof under the terms of the Contracts, the Deposits, and the Loan Documents. Buyer does further hereby assume, and agrees to timely pay or discharge Seller's obligations with respect to, the Liabilities. Buyer agrees to indemnify and hold Seller and Sobieski harmless from any liability or claims for performance or non-performance by Buyer of such duties and obligations as set forth in Article X of the Agreement.

6. Seller represents that it has performed all of its duties and obligations under the Deposits and Contracts required to be performed by it on or prior to the date hereof and Seller for itself, and its successors and assigns, expressly acknowledges its responsibility for all such duties and obligations required to be performed by it on or prior to the date hereof and agrees to indemnify and hold Buyer harmless from any liability or claims for performance or non-performance by Seller or its predecessor of such duties and obligations as set forth at Article X of the Agreement.

7. The Deposits and Contracts herein transferred and assigned will be construed to be in addition to any other assignment of property or rights made by Seller to Buyer on this date, and the effect to be given to this instrument will be cumulative with and not in limitation of any other rights granted by Seller to Buyer pursuant to the Agreement or otherwise.

8. Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney of Seller, with full power of substitution, in the name and stead of Seller, but on behalf of and for the benefit of Buyer, its successors and assigns, to demand and receive any and all of the Deposits which are hereby assigned, transferred, conveyed and delivered to Buyer, and from time to time to institute and prosecute actions, suits and demands in the name of Seller, or otherwise, for the benefit of Buyer, its successors or assigns, which Buyer, its successors or assigns, may deem proper in order to collect or reduce to possession any of such Deposits or to enforce any claim or right of any kind in respect thereof and to do all acts and things in relation to such Deposits which Buyer, its successors or assigns, will deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are not revocable and will not be revoked by Seller.

9. Seller hereby agrees that it, from time to time, at the reasonable request of Buyer and without further consideration, will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other action as Buyer reasonably may request in order more effectively to convey and transfer to Buyer the Deposits and Contracts transferred hereunder.

10. This instrument will be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Seller and Buyer have caused this Assignment Agreement to be signed on their respective behalf by their duly authorized offices and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                            SOBIESKI BANK
ATTEST:


By:                                         By:
    --------------------------------            --------------------------------
Name:                                       Name:
      ------------------------------              ------------------------------
Title:                                      Title:
       -----------------------------               -----------------------------

                                                     MFB FINANCIAL
ATTEST:


By:                                         By:
    --------------------------------            --------------------------------
Name:                                       Name:
      ------------------------------              ------------------------------
Title:                                      Title:
       -----------------------------               -----------------------------

                                                                 Exhibit 3.01(a)


                             CORPORATE WARRANTY DEED

     THIS INDENTURE WITNESSETH, that Sobieski Bank f/k/a Sobieski Savings and Loan Association as in the prior deed of record ("Grantor"), a federal savings and loan association located in South Bend, Indiana, CONVEYS AND WARRANTS to MFB Financial, a federal savings bank located in Mishawaka, Indiana ("Grantee") for the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, the following described real estate in St. Joseph County, in the State of Indiana:

     [Description of Real Estate]

     The undersigned persons executing this deed on behalf of Grantor represent and certify that they are duly elected officers of Grantor and have been fully empowered, by proper resolution of the Board of Directors of Grantor, to execute and deliver this deed; that Grantor has full corporate capacity to convey the real estate described herein; and that all necessary corporate action for the making of such conveyance has been taken and done.

     Grantor hereby certifies that there is no Indiana gross income tax due on the transfer made by this conveyance.

     IN WITNESS WHEREOF, Grantor has caused this deed to be executed this ____ day of _______________, 2004.

                                           SOBIESKI BANK


                                           By:
                                                --------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------

ATTEST:


By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------

STATE OF INDIANA      )
                      ) SS:
COUNTY OF ST. JOSEPH  )

     Before me, a Notary Public in and for said County and State, personally appeared Steven C. Watts and ________________________, the President and Secretary, respectively, of Sobieski Bank, who acknowledged execution of the foregoing deed as such officers acting for and on behalf of said corporation, and who, having been duly sworn, stated that the representations therein contained are true.

     Witness my hand and Notarial Seal this ____ day of _________________, 2004.


                                     -------------------------------------------
                                     Signature

                                     -------------------------------------------
                                     (Printed Name)             Notary Public




Send tax statements to and     MFB Financial
Buyer's mailing address is:    -------------------------------------------------
                               121 South Church Street
                               -------------------------------------------------
                               P.O. Box 528
                               -------------------------------------------------
                               Mishawaka, Indiana  46546
                               -------------------------------------------------











       This instrument was prepared by Claudia V. Swhier, Attorney-at-Law
                               Barnes & Thornburg
              11 South Meridian Street, Indianapolis, Indiana 46204

                                                                 Exhibit 3.01(b)


                               VENDOR'S AFFIDAVIT

STATE OF INDIANA      )
                      )  SS:
COUNTY OF ST. JOSEPH  )


     Steven C. Watts, as President of Sobieski Ban f/k/a Sobieski Savings and Loan Association as in the prior deed of record (hereinafter referred to as "Vendor"), a federal savings and loan association located in South Bend, Indiana and organized and existing under federal law, being first duly sworn, states that Vendor is conveying to MFB Financial, Mishawaka, Indiana, a federal savings bank (hereinafter referred to as "Purchaser"), by Corporate Warranty Deed (the "Deed"), the real estate located in St. Joseph County, Indiana described in the Deed (the "Real Estate").

     In connection with the sale of the Real Estate, Purchaser has obtained a commitment for an owner's policy of title insurance for the Real Estate under date of ________________, issued by ___________________ ("Title Insurer") as
Case Number ____________.

     Vendor has an indefeasible estate in fee simple in the Real Estate; and the Real Estate is free and clear of every kind or description of lien, lease or encumbrance except the following:

          1.   easements, agreements and restrictions of record;

          2. all matters that would be disclosed by an accurate survey or inspection of the Real Estate;

          3.   current taxes not delinquent; and

          4.   the  matters  affecting  the Real Estate  disclosed  in the above
               Deed.

     Vendor has not executed, or permitted anyone in Vendor's behalf to execute, any conveyance, mortgage, lien, lease, security agreement, financing statement or encumbrance of or upon the Real Estate or any fixtures attached thereto, except as stated above, which is now outstanding or enforceable against the Real Estate. Vendor has made no contract to sell all or a part of the Real Estate to any person other than Purchaser, and Vendor has not given to any person an option to purchase all or any part of the Real Estate, which is enforceable or exercisable now or at any time in the future. There are no unpaid claims for labor done upon or materials furnished for the Real Estate in respect of which liens have been or may be filed.

     There is no judgment of any court of the State of Indiana or of any court of the United States that is or may become a lien on the Real Estate. No petition for bankruptcy has been filed by or against Vendor within the last six
(6) months, nor is any petition now pending with respect to Vendor for bankruptcy, insolvency or incompetency. Vendor is neither principal nor surety on any bond payable to the State of Indiana.

     The Real Estate is now in possession of Vendor as fee owner and no other person has the right to possession or claims possession of all or any part of the Real Estate. Vendor will deliver its possession of the Real Estate to Purchaser on or before ___________________, 2004, free and clear of any right or claim of any person to possession of the Real Estate.

     Vendor is not acting directly or indirectly in any capacity whatsoever for any foreign country or national thereof, and Vendor is a federal savings bank organized and existing under federal law, and the person executing this Affidavit and the Deed on behalf of Vendor is a duly elected officer of Vendor and has been fully empowered by the Board of Directors of Vendor to execute and deliver this Affidavit and the Deed; and Vendor has full capacity to convey the Real Estate and all necessary corporate action for the making of such conveyance has been taken and done.

     Vendor intends that each of the statements made herein shall be construed as a representation; each of the representations is made for the purpose of inducing Purchaser to purchase the Real Estate and Title Insurer to delete the standard exceptions on its title policy; and each of the representations, whether construed jointly or severally, is true. Vendor expressly authorizes Purchaser and Title Insurer to rely on such representations.

                                          SOBIESKI BANK

                                          By:
                                              ----------------------------------
                                              (signature)


                                              ----------------------------------
                                              Steven C. Watts, President


     Subscribed and sworn to before me, a Notary Public in and for said County and State, this ____ day of_______________, 2004.


                                    _____________________________, Notary Public
                                    (Signature)

                                    Residing in ________________ County, Indiana

My Commission Expires: ___________  ____________________________________________
                                    (Printed Name)








         This instrument prepared by Claudia V. Swhier, Attorney-at-Law Barnes & Thornburg, 11 South Meridian Street, Indianapolis, Indiana 46204

                                 EXHIBIT 3.02(a)

                           BILL OF SALE AND ASSIGNMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sobieski Bank, a federally chartered savings association ("Seller"), does hereby assign, grant, sell, transfer, and deliver to MFB Financial, a federally chartered savings association ("Buyer"), in accordance with that certain Purchase and Assumption Agreement dated April __, 2004, by and between Seller and Buyer (the "Agreement"), all right, title and interest in and to all Fixed Assets owned (not leased) by it, Prepaid Expenses, Cash on Hand, Liquid Assets, Records, Accounts Receivable, and Numbers, as such capitalized term is defined in the Agreement (collectively the "Transferred Assets"). Seller also hereby transfers to Buyer all of Seller's rights, to the extent assignable, to any manufacturers warranties relating to the Assets which are in effect on the Closing Date.

Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said Transferred Assets, that said Transferred Assets are free and clear of all liens, charges, encumbrances, options, agreements or restrictions of any kind and that Seller has full right, power and authority to sell said Transferred Assets and to make this bill of sale and assignment.

Seller hereby covenants and agrees to execute and deliver to Buyer or its assigns such other and further agreements, assignments, documents or instruments of conveyance, assignment and transfer, and to do such other things and to take such actions, supplemental or confirmatory, as may reasonably be requested by Buyer or its assigns for the purpose of or in connection with (i) the transfer to Buyer of such good and marketable title to the assets transferred, assigned and conveyed hereunder, (ii) otherwise to evidence such transfer, assignment or conveyance to Buyer, or (iii) otherwise to fulfill and discharge Seller's obligations under the Agreement.

Seller acknowledges that Buyer does not assume and shall have no liability for any debts, liabilities or obligations of Seller of any kind whatsoever except as specifically set forth in the Agreement or in any other writing executed by Buyer.

This Bill of Sale has been duly executed by Seller on the ___________ day of ___________________, 2004.

                                         SOBIESKI BANK



                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                  EXHIBIT 3.10

                      RETIREMENT ACCOUNT TRANSFER AGREEMENT

This Agreement (the "Transfer Agreement") is made between Sobieski Bank, a federally chartered savings association ("Resigning Trustee"), and MFB Financial, a federally chartered savings association ("Successor Trustee"). Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement (defined below).

                                    RECITALS

A. Resigning Trustee has served as trustee with respect to certain retirement accounts (collectively, the "Plans"), included within the Purchase and Assumption Agreement dated April __, 2004 by and between Resigning Trustee and Successor Trustee (the "Agreement"), the funds of which are domiciled at the Branch Offices or the Home Office (as defined in the Agreement).

B. Pursuant to the Agreement, Successor Trustee is acquiring from Resigning Trustee certain Deposits, including Deposits which constitute funds of the Plans.

C. In connection with the acquisition of such Deposits Successor Trustee will succeed to the trusteeship of the Plans and become successor trustee in the place of Resigning Trustee.

D. The parties deem it necessary and advisable to execute this Transfer Agreement in order to describe the terms of transfer of the Plans and the duties and responsibilities of the parties with regard thereto.

E. Execution of this Transfer Agreement is an element of the consideration for the execution by the parties of the Agreement and a condition to closing thereunder.

                               TRANSFER AGREEMENT

Now, therefore, in consideration of premises stated above, the mutual promises contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

1. As of the close of business on the Closing Date, or such other date and time as the parties may fix (the "Transfer Date"), the Resigning Trustee shall assign, transfer and deliver to the Successor Trustee as set forth in the Agreement, funds and Deposits, domiciled in Resigning Trustee's Branch Offices and Home Office.

2. At least five (5) Business Days (as defined in the Agreement), and, in the case of IRA Plans, at least thirty (30) days, prior to the Transfer Date Resigning Trustee will notify participants of its Plans of its resignation as trustee and appointment of Purchaser as Successor Trustee; Successor Trustee shall follow with a letter to participants of such Plans accepting the successor trusteeship.

3. After the Transfer Date, the Successor Trustee shall not use any advertising, materials, plan documents, or any other printed matter referring to the Resigning Trustee as trustee of any Plans.

4. The Resigning Trustee shall prepare and file all required year-end reports for all activity under the Plans transferred to Successor Trustee, including but not limited to IRS form 1099R and IRS form 5498 for the portion of the calendar year 2004 to and including the Transfer Date. The Successor Trustee shall prepare and file such reports, where applicable, for the balance of the calendar year 2004 and thereafter, so long as the Successor Trustee remains as the trustee. It is further agreed that the Resigning Trustee and Successor Trustee will each report their portion of withholding for such Plans to the appropriate state and federal agencies.

5. In the event that the Resigning Trustee receives after the Transfer Date, any documents, correspondence or other written materials relating to the Plans transferred to Successor Trustee, the Resigning Trustee will promptly forward such items to the Successor Trustee with a written explanation of such items. The Resigning Trustee agrees to answer reasonable inquiries from the Successor Trustee pertaining to the Plans and any pending transactions or items received after the Transfer Date.

6. No later than six (6) Business Days following the Transfer Date the Resigning Trustee shall deliver to the Successor Trustee all original or certified copies of (i) all documents executed by the depositors of the Plans to be transferred to Successor Trustee, including but not limited to all adoption agreements, membership agreements, plan amendments, and beneficiary forms, and (ii) all other records and information necessary to allow the Successor Trustee to administer and conduct business with respect to such Plans.

7. No later than the Transfer Date, the Resigning Trustee agrees to provide the Successor Trustee with a complete and up-to-date listing of.

     (a) any and all participants of the Plans transferred to Successor Trustee that have reached age 70 1/2 by or during 2004, and prior year balances required for calculations of mandatory distributions;

     (b) any and all Plans at Resigning Trustee's Home Office and Branch Offices receiving periodic distributions, the method of calculation for arriving at such amounts distributed, and copies of the approved distribution forms;

     (c) any and all Plans on the Resigning Trustee's system on deposit at the Home Office and Branch Offices;

     (d) any and all Plans at the Resigning Trustee's Home Office and Branch Offices currently not exempted from either federal tax withholding or state withholding, or both, and current filing status for each participant where withholding may apply; and

     (e) any and all Plans at Resigning Trustee's Home Office and Branch Offices where the Plan participant has died, the date of death (if known) and a legible copy of the death certificate when available.

8. The Resigning Trustee agrees that, prior to the Transfer Date, it shall make any and all of the following payments or take any and all of the following actions, each as required to be made or taken prior to the Transfer Date:

     (a) distribute all scheduled 2004 mandatory minimum distribution payments;

     (b) complete all scheduled or pending transfers; and

     (c) distribute all scheduled periodic and non-periodic distributions.

9. The Successor Trustee agrees to indemnify and hold harmless the Resigning Trustee from (i) any and all losses, costs (including reasonable attorney's fees), expenses, damages, liabilities, or penalties of every kind whatsoever that the Resigning Trustee, its affiliates, successors, directors, officers, employees, or agents may incur as a result of the Successor Trustee's failure to perform its obligations under this Transfer Agreement; and (ii) any penalties, taxes or other liabilities which might arise in the event any act or omission by the Successor Trustee results in disqualification of any Plan acquired from the Resigning Trustee.

10. The Resigning Trustee agrees to indemnify and hold harmless the Successor Trustee, its affiliates and successors from any and all losses, costs (including reasonable attorney's fees), expenses, damages, liabilities, or penalties of every kind whatsoever that the Successor Trustee, its affiliates, successors, directors, officers, employees, or agents may incur as a result of any act, omission, or breach of fiduciary obligation by the Resigning Trustee prior to or on the Transfer Date or the failure of the Resigning Trustee to fulfill its obligations under this Transfer Agreement.

11. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Transfer Agreement, the final prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred on account of such action or proceeding.

12. This Transfer Agreement may be executed in any number of counterparts, each of which shall be an original but all of which constitute one and the same instrument.

Executed this _______ day of ________________, 2004.


SOBIESKI BANK                               MFB FINANCIAL



By: ________________________________        By: ________________________________
Name: ______________________________        Name: ______________________________
Title: _____________________________        Title: _____________________________

                                                              Exhibit 9.01(c)(6)


                                [B&T Letterhead]








                                                       -------------------------



Sobieski Bancorp, Inc.
Sobieski Bank
2930 West Cleveland Road
South Bend, Indiana  46628

     Re: Purchase and Assumption Agreement Among Sobieski Bancorp, Inc., Sobieski Bank, and MFB Financial

Gentlemen:

     We have acted as counsel to MFB Financial, a federal savings bank ("MFB Bank"), in connection with the preparation, execution, and delivery of that certain Purchase and Assumption Agreement dated __________________ (the "Agreement"), by and among Sobieski Bancorp, Inc., a Delaware corporation ("SB"), MFB Bank, and Sobieski Bank, a federal savings association ("the Bank"), pursuant to which MFB Bank will acquire certain assets and assume certain liabilities of the Bank effective as of the Closing Date (as defined in the Agreement). We have been asked to furnish this opinion to you on behalf of MFB Bank in connection with the Agreement and pursuant to Section 9.01(c)(6) of the Agreement.

     Unless separately defined herein, the capitalized words and phrases used herein shall have the meanings ascribed to them in the Agreement.

     In  connection  with the  foregoing,  we have been  provided  with and have
reviewed  originals  or  copies,   certified  or  otherwise  identified  to  our
satisfaction, of the following documents:

     A.   The Agreement.

     B. The Assignment and Assumption Agreement, the Corporate Warranty Deed, the Vendor's Affidavit, the Bill of Sale and Assignment, the Retirement Account Transfer Agreement and the Limited Power of Attorney.

     C. The Charter and By-laws of MFB Bank and all amendments thereto (the "MFB Bank Organizational Documents").

     D. A Certificate Regarding Corporate Existence respecting MFB Bank issued by the OTS.

     E. Resolutions adopted by the Board of Directors of MFB Bank authorizing the transactions contemplated by the Agreement.

     F. Such other documents and instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth herein.

     The documents referred to in Paragraphs A and B above are sometimes referred to collectively herein as the "Transaction Documents."

     For purposes of this opinion, we have examined the above documents and have made such examination of Indiana law and the laws of the United States as we have deemed necessary and appropriate. We have relied upon the above documents as to matters of fact. We have not independently checked or verified the accuracy or completeness of the information set forth or certified in such documents.

     In connection with this opinion, we advise you that we have not made any special examination of and are not expressing any opinion regarding the affairs or financial condition of MFB Bank except as otherwise expressly stated herein.

     Except as otherwise expressly stated herein, this opinion should in no way be construed as passing upon the accuracy or completeness of any of the representations or warranties which may be or have been made to you in connection with the Transaction Documents or any other instrument and agreement contemplated by the Transaction Documents or on any other matters, legal or otherwise, not specifically covered herein. In examining the above listed items, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies. In addition, in making our examination of the documents described herein which have been executed by parties other than directors and officers of MFB Bank, we have assumed that all such other parties had the power to enter into and perform all obligations thereunder, that all such other parties were duly authorized by all requisite action to execute, deliver and perform their respective obligations thereunder, that all signatories on all such documents were duly qualified and incumbent parties with the proper authority to execute all such documents, and the due execution and delivery of all such documents and the validity and binding effect of all such documents on such other parties.

     As to certain facts material to our opinion which we did not independently establish or verify, we have been furnished with, and have relied upon (i) certificates of officers and other representatives of MFB Bank delivered to us in connection with this opinion (the "Officer's Certificates"), and (ii) the representations and warranties of MFB Bank set forth in the Agreement. With respect to matters relating to the organization and existence of MFB Bank addressed in the first paragraph below, we have obtained and relied upon a Certificate Regarding Corporate Existence from the OTS for MFB Bank. Other than as specifically set forth herein, it is understood that we have not undertaken any independent investigation to determine the existence or absence of such facts.

     As used herein, "to our knowledge" or words or phrases of similar import shall mean (i) we have relied, without any independent investigation or inquiry, solely upon the Officer's Certificates, and (ii) during the course of our representation of MFB Bank, no information that would give us current actual knowledge of the inaccuracy of such statement has come within the conscious awareness of lawyers in our office who were actively involved in negotiating the Transaction Documents or preparing documents in furtherance of the transaction which is the subject of the Transaction Documents. Information shall not be deemed to be within our knowledge if such information might have been revealed if there had been undertaken a canvass of all lawyers within this firm or a general search of the firm's files.

     We are qualified to practice law only in the State of Indiana and we do not purport to be experts on, or to express an opinion herein concerning, the laws of any jurisdiction other than the State of Indiana and the laws of the United States of general application to transactions of this type. For purposes of rendering this opinion, we have assumed that all matters of law relevant to the Transaction Documents and the transactions contemplated thereby will be governed by the laws of the State of Indiana and the federal laws of the United States. We express no opinion as to state or federal securities or tax laws.

     For purposes of this opinion, we also have assumed the following: (i) the legal capacity of natural persons; (ii) that SB and the Bank are duly organized and validly existing; (iii) that the conduct of all of the parties to the Transaction Documents and the other instruments and agreements contemplated by the Transaction Documents has complied with any requirement of good faith, fair dealing, and conscionability; (iv) that there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; and (v) that the execution, delivery, and performance of the Transaction Documents and the other instruments and agreements contemplated by the Transaction Documents will not violate, contravene, conflict with or result in a breach of (A) any statute, rule, regulation, ordinance or other law of any jurisdiction other than the State of Indiana or the federal government of the United States, or (B) any license, judgment, order, writ, injunction or decree of any court, arbitrator or governmental agency or body or any indenture agreement or instrument to which of MFB Bank is a party or by which of MFB Bank or its properties are bound, the existence of which is not known to us.

     Based solely on the foregoing examination, and subject to and relying on the assumptions and other matters referred to above and subject to the limitations and qualifications contained herein, we are of the opinion that:

     1. MFB Bank is a federal savings bank duly organized and validly existing under federal law, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business activities described in its most recent Form 10-K subject to the limitations and restrictions stated therein.

     2 . MFB Bank has full right, legal power, and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations under the Transaction Documents, and to consummate the transactions contemplated thereby and to be consummated thereby. The Transaction Documents and the transactions contemplated thereby have been duly authorized by of MFB Bank, as applicable and as necessary. The Transaction Documents to which it is a party have been duly executed and delivered by MFB Bank and constitute valid and binding agreements of MFB Bank, enforceable against MFB Bank in accordance with their terms.

     3. The execution, delivery, and performance of the Transaction Documents by MFB Bank and the consummation by MFB Bank of the transactions therein contemplated will not, directly or indirectly, (i) violate, conflict with or result in the breach of any provision of the MFB Bank Organizational Documents; (ii) violate any law, rule or regulation applicable to, or, to our knowledge, any judgment, order, or decree which is binding upon, MFB Bank; or (iii) to our knowledge, violate or result in a breach of any of the terms of any contract or other agreement to which MFB Bank is a party, or binding on it or any of its properties.

     The opinions expressed above are subject to the following qualifications:

     A. Our opinions with respect to the legality, validity, binding effect, and enforceability of any document or agreement referenced above and any rights granted to SB or the Bank pursuant to any such document or agreement are subject to the effect of any applicable state and/or federal bankruptcy, insolvency, readjustment of debt, receivership, fraudulent conveyance and equitable subordination, reorganization, moratorium, equity of redemption, or similar laws now or hereafter in effect governing or affecting debtors' and creditors' rights or remedies generally and to the effect of general principles of equity and matters of public policy (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing. Without limiting the generality of the foregoing exceptions, we express no opinion with respect to the availability of any specific remedies, including without limitation, specific performance, injunctive relief or of any other equitable remedy. Moreover, the amount of the Fee in relationship to the size of the purchase transaction contemplated by the Agreement may be deemed to be excessive and/or unreasonable, and therefore, unenforceable in whole or in part. Furthermore, the enforcement of MFB Bank's rights under the Transaction Documents may be restricted by actions of the OTS or other regulatory authorities.

     B. We have assumed that the execution, delivery, and performance of the Transaction Documents by SB and the Bank, do not and will not contravene, conflict with, violate or result in breach of (i) any law, statute or ordinance of any jurisdiction applicable solely to SB and the Bank and not to MFB Bank, (ii) any provision of the constituent documents of SB or the Bank, or (iii) any approvals, consents, licenses, orders, writs, judgments, injunctions or decrees of any court, arbitrator, administrative agency or other governmental authority, or any indenture, mortgage, deed of trust, agreement, lease or other instrument to which SB or the Bank are parties or otherwise bound.

     C. We express no opinion that the structure of the transaction or the performance of the Transaction Documents is or is not in compliance with professional accounting statutes (state or federal), and all rules, regulations, interpretations, statements, ethical codes, professional standards, and licensing requirements relating to accountancy, whether promulgated by any agency of the State of Indiana or any local or national accounting organization or association.

     D. We wish to advise you that, under Indiana law, contractual indemnification and hold harmless provisions may not be enforceable to the extent the contract does not clearly and unequivocally specify that the indemnity or exculpation covers claims, losses, expenses or other liabilities arising or alleged to arise, in whole or in part, from the negligence, strict liability or other acts or omissions of the indemnified party. Moreover, indemnification (and presumably exculpation) clauses generally are strictly construed and the terms must be set forth clearly and unequivocally. Further, indemnification or exculpation as against certain claims, losses, expenses or other liabilities arising as the result of the indemnified party's violation of federal or state statutes, or the indemnified party's own tort liability when performing a public or quasi-public duty, or other acts or omissions, may be considered contrary to the public policy and, therefore, invalid and/or unenforceable.

     E. We express no opinion as to the enforceability of provisions of the Transaction Documents relating to (i) consents or waivers as to jurisdiction, (ii) consents or waivers of service of process, (iii) the validity or enforceability of any purported waiver or purported consent relating to any rights of MFB Bank or duties owed thereto, existing as a matter of law, (iv) self-help provisions, and (v) waiver of Constitutional rights.

     F. We express no opinion as to any provisions in the Transaction Documents insofar as they purport to provide that any party (i) may have rights to the payment or reimbursement of attorneys' fees and litigation expenses, except to the extent that a court determines that such fees are reasonable and such provision is enforceable, (ii) may have rights to the payment of any sum of liquidated damages, or (iii) waives any right or defense.

     G. This opinion is limited to matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion does not constitute a guarantee of, or security for, the obligations created pursuant to the Transaction Documents or any of the other matters referred to or opined upon herein, and by rendering this opinion, we are not guaranteeing or insuring payment or performance of said transaction.

     H. This opinion is based on and relies upon the current facts and the current status of the law, and is subject in all respects to, and may be limited by, after the date hereof, changes in the facts, further rules, regulations and legislation, as well as developing caselaw. We assume no obligation to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion letter, whether or not deemed material.

     I. The opinions expressed herein represent our reasonable judgment as to certain matters of law based upon the facts presented or assumed and should not be considered or construed as a guarantee. Actions and reliance hereon are subject to the final business judgment of the parties acting in reliance.

     J. This letter is solely for your information in connection with the transaction specified in the first paragraph of this letter and may be relied upon only by you in connection with such transaction. This letter may not be quoted in whole or in part by any entity, nor is it to be filed with any governmental agency or any other person or institution without the prior written consent of this firm.

                                             Sincerely,



                                             BARNES & THORNBURG LLP

                                                              Exhibit 9.02(d)(7)


                                [SF&T Letterhead]








                                                               -----------------



MFB Financial
121 South Church Street
P. O. Box 528
Mishawaka, Indiana 46546

     Re: Purchase and Assumption Agreement Among Sobieski Bancorp, Inc., Sobieski Bank, and MFB Financial


Gentlemen:

     We have acted as counsel to Sobieski Bancorp, Inc. a Delaware corporation ("SB"), and Sobieski Bank, a federal savings association and wholly owned subsidiary of SB (the "Bank," and together with SB, the "SB Entities") in connection with the preparation, execution, and delivery of that certain Purchase and Assumption Agreement dated ________________ (the "Agreement"), by and among SB, the Bank, and MFB Financial, a federal savings bank ("MFB Bank"), pursuant to which MFB Bank will acquire certain assets and assume certain liabilities of the Bank effective as of the Closing Date (as defined in the Agreement). We have been asked to furnish this opinion to you on behalf of SB in connection with the Agreement and pursuant to Section 9.02(d)(7) of the Agreement.

     Unless separately defined herein, the capitalized words and phrases used herein shall have the meanings ascribed to them in the Agreement.

     In  connection  with the  foregoing,  we have been  provided  with and have
reviewed  originals  or  copies,   certified  or  otherwise  identified  to  our
satisfaction, of the following documents:

     A.   The Agreement.

     B. The Assignment and Assumption Agreement, the Corporate Warranty Deed, the Vendor's Affidavit, the Bill of Sale and Assignment, the Retirement Account Transfer Agreement and the Limited Power of Attorney.

     C. The Certificate of Incorporation and By-laws of SB and all amendments thereto.

     D. The Charter and Bylaws of the Bank and all amendments thereto (together with the Certificate of Incorporation and By-laws of SB, the "SB Entities Organizational Documents").

     E. A Certificate of Good Standing from the Office of the Delaware Secretary of State for SB dated -----------.

     F. A Certificate Regarding Corporate Existence respecting the Bank issued by the OTS.

     G.   Resolutions  adopted by the Board of Directors of SB and the Bank, and
          by  the   shareholders  of  SB,  each   authorizing  the  transactions
          contemplated by the Agreement.

     H. Such other documents and instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth herein.

     The documents referred to in Paragraphs A and B above are sometimes referred to collectively herein as the "Transaction Documents."

     For purposes of this opinion, we have examined the above documents and have made such examination of Maryland law (which we have assumed for purposes of this opinion is identical to Indiana law) and the laws of the United States as we have deemed necessary and appropriate. We have relied upon the above documents as to matters of fact. We have not independently checked or verified the accuracy or completeness of the information set forth or certified in such documents.

     In connection with this opinion, we advise you that we have not made any special examination of and are not expressing any opinion regarding the affairs or financial condition of the SB Entities except as otherwise expressly stated herein.

     Except as otherwise expressly stated herein, this opinion should in no way be construed as passing upon the accuracy or completeness of any of the representations or warranties which may be or have been made to you in connection with the Transaction Documents or any other instrument and agreement contemplated by the Transaction Documents or on any other matters, legal or otherwise, not specifically covered herein. In examining the above listed items, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies. In addition, in making our examination of the documents described herein which have been executed by parties other than directors and officers of the SB Entities, we have assumed that all such other parties had the power to enter into and perform all obligations thereunder, that all such other parties were duly authorized by all requisite action to execute, deliver and perform their respective obligations thereunder, that all signatories on all such documents were duly qualified and incumbent parties with the proper authority to execute all such documents, and the due execution and delivery of all such documents and the validity and binding effect of all such documents on such other parties.

     As to certain facts material to our opinion which we did not independently establish or verify, we have been furnished with, and have relied upon (i) certificates of officers and other representatives of the SB Entities delivered to us in connection with this opinion (the "Officer's Certificates"), and (ii) the representations and warranties of the SB Entities set forth in the Agreement. With respect to matters relating to the organization and existence of SB addressed in the first paragraph below, we have obtained and relied upon a Certificate of Good Standing from the Office of the Delaware Secretary of State for SB, and with respect to matters relating to the organization and existence of the Bank addressed in the second paragraph below, we have obtained and relied upon a Certificate Regarding Corporate Existence respecting the Bank issued by the OTS. Other than as specifically set forth herein, it is understood that we have not undertaken any independent investigation to determine the existence or absence of such facts.

     As used herein, "to our knowledge" or words or phrases of similar import shall mean (i) we have relied, without any independent investigation or inquiry, solely upon the Officer's Certificates, and (ii) during the course of our representation of the SB Entities, no information that would give us current actual knowledge of the inaccuracy of such statement has come within the conscious awareness of lawyers in our office who were actively involved in negotiating the Transaction Documents or preparing documents in furtherance of the transaction which is the subject of the Transaction Documents. Information shall not be deemed to be within our knowledge if such information might have been revealed if there had been undertaken a canvass of all lawyers within this firm or a general search of the firm's files.

     We are qualified to practice law only in the States of Maryland and Virginia and the District of Columbia and we do not purport to be experts on, or to express an opinion herein concerning, the laws of any jurisdiction other than the stated jurisdictions and the laws of the United States of general application to transactions of this type. For purposes of rendering this opinion, we have assumed that all matters of law relevant to the Transaction Documents and the transactions contemplated thereby will be governed by the laws of the State of Indiana (and that such laws are identical to those of the State of Maryland and the federal laws of the United States. We express no opinion as to state or federal securities or tax laws.

     For purposes of this opinion, we also have assumed the following: (i) the legal capacity of natural persons; (ii) that MFB Bank is duly organized and validly existing; (iii) that the conduct of all of the parties to the Transaction Documents and the other instruments and agreements contemplated by the Transaction Documents has complied with any requirement of good faith, fair dealing, and conscionability; (iv) that there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; and (v) that the execution, delivery, and performance of the Transaction Documents and the other instruments and agreements contemplated by the Transaction Documents will not violate, contravene, conflict with or result in a breach of (A) any statute, rule, regulation, ordinance or other law of any jurisdiction other than the State of Maryland or the federal government of the United States, or (B) any license, judgment, order, writ, injunction or decree of any court, arbitrator or governmental agency or body or any indenture agreement or instrument to which SB or the Bank are parties or by which SB or the Bank or their properties are bound, the existence of which is not known to us.

     Based solely on the foregoing examination, and subject to and relying on the assumptions and other matters referred to above and subject to the limitations and qualifications contained herein, we are of the opinion that:

     1. SB is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business activities described in its most recent 10-KSB subject to the limitations and restrictions stated therein.

     2. The Bank is a federal savings association duly organized and validly existing under federal laws, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business activities described in SB's most recent 10-KSB subject to the limitations and restrictions stated therein.

     3. Each of the SB Entities has full right, legal power, and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations under the Transaction Documents, and to consummate the transactions contemplated thereby and to be consummated thereby. The Transaction Documents and the transactions contemplated thereby have been duly authorized by each of the SB Entities, as applicable and as necessary. The Transaction Documents to which they are party have been duly executed and delivered by the SB Entities, respectively, and constitute valid and binding agreements of the SB Entities, enforceable against the SB Entities in accordance with their terms.

     4. The execution, delivery, and performance of the Transaction Documents by the SB Entities and the consummation by the SB Entities of the transactions therein contemplated will not, directly or indirectly,
          (i) violate, conflict with or result in the breach of any provision of the SB Entities Organizational Documents or (ii) violate any law, rule or regulation applicable to, or, to our knowledge, any judgment, order, or decree which is binding upon, the SB Entities.

     The opinions expressed above are subject to the following qualifications:

     A. Our opinions with respect to the legality, validity, binding effect, and enforceability of any document or agreement referenced above and any rights granted to MFB Bank pursuant to any such document or agreement are subject to the effect of any applicable state and/or federal bankruptcy, insolvency, readjustment of debt, receivership, fraudulent conveyance and equitable subordination, reorganization, moratorium, equity of redemption, or similar laws now or hereafter in effect governing or affecting debtors' and creditors' rights or remedies generally and to the effect of general principles of equity and matters of public policy (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing. Without limiting the generality of the foregoing exceptions, we express no opinion with respect to the availability of any specific remedies, including without limitation, specific performance, injunctive relief or of any other equitable remedy. Moreover, the amount of the Fee in relationship to the size of the purchase transaction contemplated by the Agreement may be deemed to be excessive and/or unreasonable, and therefore, unenforceable in whole or in part. Furthermore, the enforcement of MFB Bank's rights under the Transaction Documents may be restricted by actions of the OTS or other regulatory authorities.

     B. We have assumed that the execution, delivery, and performance of the Transaction Documents by MFB Bank do not and will not contravene, conflict with, violate or result in breach of (i) any law, statute or ordinance of any jurisdiction applicable solely to MFB Bank and not to the SB Entities, (ii) any provision of the constituent documents of MFB Bank, or (iii) any approvals, consents, licenses, orders, writs, judgments, injunctions or decrees of any court, arbitrator, administrative agency or other governmental authority, or any indenture, mortgage, deed of trust, agreement, lease or other instrument to which MFB Bank is a party or otherwise bound.

     C. We express no opinion that the structure of the transaction or the performance of the Transaction Documents is or is not in compliance with professional accounting statutes (state or federal), and all rules, regulations, interpretations, statements, ethical codes, professional standards, and licensing requirements relating to accountancy, whether promulgated by any agency of the State of Indiana or any local or national accounting organization or association.

     D. It is our understanding that, under Indiana law, contractual indemnification and hold harmless provisions may not be enforceable to the extent the contract does not clearly and unequivocally specify that the indemnity or exculpation covers claims, losses, expenses or other liabilities arising or alleged to arise, in whole or in part, from the negligence, strict liability or other acts or omissions of the indemnified party. Moreover, indemnification (and presumably exculpation) clauses generally are strictly construed and the terms must be set forth clearly and unequivocally. Further, indemnification or exculpation as against certain claims, losses, expenses or other liabilities arising as the result of the indemnified party's violation of federal or state statutes, or the indemnified party's own tort liability when performing a public or quasi-public duty, or other acts or omissions, may be considered contrary to the public policy and, therefore, invalid and/or unenforceable.

     E. We express no opinion as to the enforceability of provisions of the Transaction Documents relating to (i) consents or waivers as to jurisdiction, (ii) consents or waivers of service of process, (iii) the validity or enforceability of any purported waiver or purported consent relating to any rights of the SB Entities or duties owed thereto, existing as a matter of law, (iv) self-help provisions, and
          (v) waiver of Constitutional rights.

     F. We express no opinion as to any provisions in the Transaction Documents insofar as they purport to provide that any party (i) may have rights to the payment or reimbursement of attorneys' fees and litigation expenses, except to the extent that a court determines that such fees are reasonable and such provision is enforceable, (ii) may have rights to the payment of any sum of liquidated damages, or (iii) waives any right or defense.

     G. This opinion is limited to matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion does not constitute a guarantee of, or security for, the obligations created pursuant to the Transaction Documents or any of the other matters referred to or opined upon herein, and by rendering this opinion, we are not guaranteeing or insuring payment or performance of said transaction.

     H. This opinion is based on and relies upon the current facts and the current status of the law, and is subject in all respects to, and may be limited by, after the date hereof, changes in the facts, further rules, regulations and legislation, as well as developing caselaw. We assume no obligation to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion letter, whether or not deemed material.

     I. The opinions expressed herein represent our reasonable judgment as to certain matters of law based upon the facts presented or assumed and should not be considered or construed as a guarantee. Actions and reliance hereon are subject to the final business judgment of the parties acting in reliance.

     This letter is solely for your information in connection with the transaction specified in the first paragraph of this letter and may be relied upon only by you in connection with such transaction. This letter may not be quoted in whole or in part by any entity, nor is it to be filed with any governmental agency or any other person or institution without the prior written consent of this firm.

                                              Sincerely,



                                              SILVER, FREEDMAN & TAFF, L.L.P.

                                                             Exhibit 9.02(d)(15)


                            LIMITED POWER OF ATTORNEY


     THIS LIMITED POWER OF ATTORNEY is dated this ____ day of __________, 2004, by SOBIESKI BANK, a federally chartered savings association based in South Bend, Indiana (the "Seller"), to be effective as of the date hereof.


                              W I T N E S S E T H:

     WHEREAS, the Seller and MFB Financial ("Buyer"), entered into a Purchase and Assumption Agreement, dated as of _____________, 2004;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Seller hereby appoints and authorizes the Buyer, through any of its authorized officers holding the status of assistant vice president or greater, as the true and lawful attorney-in-fact of the Seller to do those things hereinafter set forth in relation to the assets sold, assigned, and transferred to Buyer by the Seller (the "Assets") pursuant to the Agreement and to the loans sold, assigned and transferred to Buyer by the Seller pursuant to the Agreement (the "Loans"), in all cases in the name, place and stead of the Seller, but for the benefit and on behalf of Buyer:

     1. To demand, sue for, endorse, and receive and collect all of the Loans and make any necessary repossessions in connection therewith, and to give effectual receipts, discharges, or terminations for the same;

     2. To endorse any promissory notes or other evidences of obligation relating to the Loans or any of them upon which the Seller appears as a payee or is otherwise the holder or assignee and has actual or apparent beneficial interest;

     3. To modify, continue, amend, assign, or terminate any UCC financing statements relating to the Loans or any of them consistent with the terms of the related underlying security agreements;

     4. To prepare any documents of assignment or transfer necessary to satisfy the request of any person, organization, entity or governmental body requesting written evidence of the right of Buyer to possess and own the Loans and security therefor;

     5. To issue notice to any insurer, guarantor, or debtor (as defined in applicable state law) of the transfer of beneficial interest of the Seller in the Loans and related collateral to Buyer;

     6. To endorse to the benefit of Buyer any instruments or other documents of payment relating to any of the Loans upon which the Seller appears to have any interest;

     7. To give notice, advertise, sell, or otherwise dispose of any collateral held in the name of the Seller relating to the Loans or any of them;

     8. To record any evidence of assignment, transfer, modification, or release of any interest in real estate held by the Seller relating to the Loans or any of them;

     9. To take any and all additional  acts considered by Buyer to be necessary
or  advisable  to  give  full  lawful  effect  to  the   assignment,   transfer,
negotiation, and conveyance of the Loans by the Seller to Buyer.

     The Seller shall, upon request, execute and deliver to Buyer such recordable documents as may be necessary or advisable to facilitate Buyer's designation as attorney-in-fact for the foregoing purposes.

     The Seller hereby ratifies and confirms as to third persons all acts and things done by Buyer with apparent authority in accordance with this power of attorney.

     This power of attorney is for the purpose of carrying into effect the transfers contemplated by the Agreement, shall be considered a power coupled with an interest, and shall be deemed an irrevocable and durable power of attorney.

     The Seller has caused this power of attorney to be duly executed on _______________, 2004.

                                              SOBIESKI BANK



                                              By: ______________________________
                                                  Steven C. Watts, President

STATE OF                            )
         ---------------------------
                                    )SS:
COUNTY OF                           )
          --------------------------

     Before me, the undersigned, a Notary Public in and for said County and State, this ____ day of _________________, 2004, personally appeared Steven C. Watts, and acknowledged the execution of the foregoing to be his voluntary act and deed, for the uses and purposes therein set forth.

     WITNESS my hand and notarial seal.

                                        ----------------------------------------
                                        Notary Public

                                        ----------------------------------------
                                        Printed Name

My Commission Expires:

------------------------------------


County of Residence:

------------------------------------

                                                                 Exhibit 8.01(g)


                        TERMINATION AND RELEASE AGREEMENT


     THIS  TERMINATION  AND  RELEASE  AGREEMENT  (the  "Agreement")  is made and
entered     into    by    and    between    MFB     Financial     ("MFB")    and
__________________________________ ("Employee") (collectively, the "Parties").

     The Parties agree as follows:

     1. Employee hereby terminates employment with MFB and Sobieski Bank ("Sobieski Bank"), effective _____________, 200__.

     2. In consideration of the agreements and promises made by Employee in this Agreement, MFB shall pay to Employee the sum of $ ___________________, less usual and customary withholding and deductions (the "Severance Payment"). MFB shall have no other continued liability to Employee for any compensation, bonuses, or benefits of employment, (other than previously accrued but unpaid salary and unused vacation) or any benefits which accrued and became vested on or before the effective date of Employee's termination, under any employee medical or dental benefit plan of MFB or Sobieski Bank, or any other employee benefit plan of MFB or Sobieski Bank, but which, under the applicable plan document, are not payable until after such effective date.

     3. Employee specifically agrees that MFB has complied with all of its notification requirements under COBRA, and MFB confirms Employee may elect COBRA continuation coverage by timely returning the appropriate election form and making the necessary premium payment.

     4. In consideration of the agreements and promises made by MFB in this Agreement, and except for the obligations of MFB under paragraphs 1 and 2 above, Employee hereby RELEASES AND FOREVER DISCHARGES MFB and Sobieski Bank and their affiliates, and their respective owners, officers, directors, agents, attorneys, and employees, from any and all claims, demands, liabilities, actions, or causes of action which Employee had, has, or may have on account of, arising out of, or related to: (a) Employee's employment with MFB or Sobieski Bank or the termination of Employee's employment, including, without limitation, any and all claims, demands, liabilities, actions, or causes of action arising under the federal Fair Labor Standards Act of 1938, the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Americans with Disabilities Act of 1990, the common law of the State of Indiana, the laws of the State of Indiana governing employment discrimination and civil rights, any and all other statutes of the State of Indiana, and any and all other federal, state, or local laws; and (b) all other matters occurring prior to the date of this Agreement.

     5. This Agreement is made and entered into solely for the purpose of terminating Employee's employment with MFB on an amicable and certain basis and does not in any way constitute, and shall not be construed to constitute, an admission of liability of any sort on the part of either of the Parties.

     6. Each of the agreements and promises contained in this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, agents, and successors in interest to each of the Parties.

     7. This Agreement represents the entire agreement between the Parties, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter of this Agreement.

     8. Each provision and covenant of this Agreement is severable. If any court or other governmental body of competent jurisdiction shall conclude that any provision or individual covenant of this Agreement is invalid or unenforceable, such provision or individual covenant shall be deemed ineffective to the extent of such unenforceability without invalidating the remaining provisions and covenants of this Agreement.

     9. This Agreement shall be interpreted in accordance with the laws of the State of Indiana.

     10. Employee expressly agrees and acknowledges as follows: (1) that Employee understands the terms and conditions of this Agreement; (2) that Employee has knowingly and voluntarily entered into this Agreement; (3) that Employee has been advised in writing to consult an attorney in connection with reviewing and entering into this Agreement; (4) that Employee has been advised in writing that Employee may take as long as 21 days to review and consider this Agreement before signing it; (5) and that this Agreement, when signed by MFB and Employee, shall be legally binding upon the Parties, as well as upon their heirs, assigns, executors, administrators, agents, and successors in interest.

     11. Employee may revoke this Agreement by giving written notice to MFB of such revocation at any time prior to seven days following the date this Agreement is signed by the Parties, and this Agreement shall not become effective or enforceable until the end of such seven day revocation period. If the Severance Payment has been paid prior to revocation by Employee, then Employee shall be required to return the Severance Payment to MFB as a condition to Employee's right to exercise revocation.

     WHEREFORE, intending to be legally bound to each and all of the terms of this Termination and Release Agreement, the Parties hereby execute this Agreement this ____ day of ___________, 200__.

CAUTION:                                    MFB FINANCIAL
READ BEFORE SIGNING


________________________________            By:_________________________________
           "Employee"                       Its:________________________________

                                                            "MFB"



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